SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

ALTO INGREDIENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALTO INGREDIENTS, INC.
1300 South Second Street
Pekin, Illinois 61554

May 7, 2025

Dear Fellow Stockholder:

During 2024, Alto Ingredients, Inc. expanded its offerings, entered new markets and continued to deliver exceptional customer service by providing high-quality essential ingredients for a diverse range of applications, including human and pet foods, animal feed, flavorings, distilled spirits, vinegar, carbonation, hand sanitizer, pharmaceuticals, renewable fuels and more.

Optimizing Alto Operations

Throughout the year and into 2025, difficult market conditions persisted. We took decisive actions, beginning the latter part of 2024 and concluding in early 2025, to reorganize, streamline operations and reduce costs. We cold idled our Magic Valley facility to eliminate unprofitable operations. This site now serves as a renewable fuel terminal, materially offsetting carrying expenses. We integrated Eagle Alcohol’s bulk operations into our marketing business, and we are focused on turning the remaining break-bulk, warehousing and trucking operations into a profitable service center. As part of our reorganization, we embedded engineering within functional lines, such as reliability and operations, to improve productivity. To better align the company to our smaller operational footprint, we reduced our workforce by 16%, with anticipated savings of $7.8 million annually across cost of goods sold and SG&A expenses. The financial benefits of these efforts commenced in the second quarter of 2025.

Board Evolution

During 2025, our board of directors continues to evolve. We thank our retiring chairman Doug Kieta and director Mike Kandris for years of dedicated service so crucial to many of our improvements and successes.

We targeted new candidates with a broad range of expertise, including finance; environmental, health and safety; marketing; industrial operations; and commodities to strengthen and complement existing capabilities. On the ballot, we have nominated two exceptional new candidates: Jeremy T. Bezdek and Alan R. Tank. We look forward to their leadership in the years to come.

2025 Initiatives

Looking ahead, our 2025 initiatives include:

●	Efficiency Initiatives: For 2025, we are focused on implementing cost-saving measures with quick returns, including improvements in water and energy efficiency that benefit both our business and consumers.

●	Strategic Transactions: We continue to explore asset sales, mergers and other strategic transactions aimed at rationalizing our underperforming assets to focus on core operations and unlocking long-term value for our stockholders.

Invitation to our Annual Meeting

We cordially invite you to attend the 2025 annual meeting of stockholders of Alto Ingredients which will be held at 9:00 a.m., local time, on Wednesday, June 25, 2025, at our headquarters at 1300 South Second Street, Pekin, Illinois 61554. All stockholders of record at the close of business on April 28, 2025 are entitled to vote at the annual meeting. The formal meeting notice and Proxy Statement are attached.

At this year’s annual meeting, we will ask stockholders to (i) elect six directors; (ii) cast an advisory vote to approve our executive compensation; (iii) cast an advisory vote on the frequency of future advisory votes to approve our executive compensation; and (iv) ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the year ending December 31, 2025.

In addition, stockholders will transact any other business that may properly come before the annual meeting. A report on the business operations of Alto Ingredients will also be presented at the meeting and stockholders will have an opportunity to ask questions.

We use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send each stockholder a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented and voted at the meeting, and we urge you to vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the annual meeting.

For admission to the annual meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. As always, we encourage you to vote your shares prior to the annual meeting.

Thank you again for your ownership and support of Alto Ingredients. We hope that you will be able to join us on June 25th.

Sincerely,

Bryon T. McGregor,
President and Chief Executive Officer

ALTO INGREDIENTS, INC.

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 25, 2025

NOTICE IS HEREBY GIVEN that the 2025 annual meeting (“Annual Meeting”) of stockholders of Alto Ingredients, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Wednesday, June 25, 2025, at our headquarters at 1300 South Second Street, Pekin, Illinois 61554, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect six directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are Bryon T. McGregor, Maria G. Gray, Gilbert E. Nathan, Dianne S. Nury, Jeremy T. Bezdek and Alan R. Tank.

2.	To cast a non-binding advisory vote to approve our executive compensation (“say-on-pay”).

3.	To cast a non-binding advisory vote on the frequency of future advisory votes to approve our executive compensation.

4.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2025.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on April 28, 2025 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares are represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 4 of the Proxy Statement.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors,

Douglas L. Kieta,
Chairman of the Board

Pekin, Illinois

May 7, 2025

INTERNET AVAILABILITY OF PROXY MATERIALS

WE USE THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR STOCKHOLDERS. CONSEQUENTLY, MOST STOCKHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND EACH STOCKHOLDER A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW STOCKHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP ALTO INGREDIENTS, INC. REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

ALTO INGREDIENTS, INC.

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

JUNE 25, 2025

APPENDICES

i

ALTO INGREDIENTS, INC.

1300 South Second Street

Pekin, Illinois 61554

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Voting and Proxy

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the 2025 annual meeting (“Annual Meeting”) of stockholders to be held on Wednesday, June 25, 2025, at 9:00 a.m., local time, at our headquarters at 1300 South Second Street, Pekin, Illinois 61554, and at any adjournment(s) or postponement(s) of the Annual Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about May 7, 2025. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE 2025 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD JUNE 25, 2025

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 are available at the website address at http://proxyvote.com. You will need your control number located in our Notice of Internet Availability of Proxy Materials sent to you to access the proxy materials. Your control number is also located in your proxy card and your voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before voting. The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

What items will be voted on at the Annual Meeting?

Stockholders will vote on four items at the Annual Meeting:

Proposal 1 –	Election to our Board of the six nominees named in this Proxy Statement;

Proposal 2 –	A non-binding advisory vote to approve our executive compensation (“say-on-pay”);

Proposal 3 –	A non-binding advisory vote on the frequency of future advisory votes to approve our executive compensation; and

Proposal 4 –	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2025.

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

Proposal 1 –	“FOR” each of the nominees to our Board;

Proposal 2 –	“FOR” the approval of our executive compensation (“say-on-pay”);

Proposal 3 –	“FOR” for the approval of a triennial advisory vote on executive compensation; and

Proposal 4 –	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2025.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on April 28, 2025, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 77,210,171 shares of our voting common stock, par value $0.001 per share (“common stock”), and 926,942 shares of our Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), were issued and outstanding.

As of the record date, 896 shares of our non-voting common stock, par value $0.001 per share (“Non-Voting Common Stock”), were also issued and outstanding. Holders of our Non-Voting Common Stock are entitled to notice of and to attend the Annual Meeting but are not entitled to vote on any matters in respect of their shares of Non-Voting Common Stock.

How many votes do I have?

Holders of common stock and Series B Preferred Stock will vote at the Annual Meeting as a single class on all matters. Each holder of common stock is entitled to one vote per share held, and each holder of Series B Preferred Stock is entitled to approximately 0.03 votes per share held. As a result, a total of 77,236,652 votes may be cast at the Annual Meeting, of which holders of common stock will be entitled to cast 77,210,171 votes and holders of Series B Preferred Stock will be entitled to cast 26,481 votes.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock and Series B Preferred Stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 38,618,327 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. We believe that Proposal Four is routine and may be voted on by your broker if you do not submit voting instructions. However, pursuant to the rules of The Nasdaq Stock Market (“Nasdaq”), brokers do not have the discretion to vote their clients’ shares on non-routine matters unless the broker receives voting instructions from the beneficial owner. Proposals One, Two and Three are considered non-routine matters. Consequently, if your shares are held in street name, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals One, Two and Three.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under Nasdaq’s listing rules. For purposes of the Annual Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of our independent registered public accounting firm if the clients have not furnished voting instructions within 10 days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm are “non-discretionary” and brokers or nominees who have received no instructions from their clients do not have discretion to vote on those items. Abstentions and broker non-votes will not be counted as a vote “for” or “against” any matter, though in certain cases abstentions will have the same effect as votes against a matter as they will be counted toward the tabulation of votes present or represented on the matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or other non-routine matters in the absence of your specific instructions as to how to vote, thus we strongly encourage you to provide instructions to your broker regarding the voting of your shares you hold in “street name” or through a broker or other nominee.

What vote is required to approve each proposal?

Proposal One

The six nominees receiving the highest number of affirmative votes of the outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of nominees for director. Should any nominee(s) become unavailable to serve prior to the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposals Two and Three

Under Proposal Two, our stockholders will have an advisory vote on executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”). Under Proposal Three, stockholders may vote for say-on-pay advisory votes to occur every one, two or three years, or may abstain from voting. The votes under Proposals Two and Three are, however, only advisory in nature, and the outcome of stockholder votes on Proposals Two and Three will not be binding upon us, or our Compensation Committee or full Board. However, our Compensation Committee and our full Board will consider the results of the votes when making future decisions regarding our executive compensation policies and practices and in determining the frequency of future say-on-pay votes.

Proposal Four

The affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or represented by proxy and entitled to vote, is required for approval of Proposal Four. Abstentions will be counted toward the tabulation of votes present or represented on these proposals and will have the same effect as votes against Proposal Four.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this Proxy Statement over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone, or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will send you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to vote your shares electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive an enclosed voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Friday, June 20, 2025, for shares held in a plan, and at 11:59 p.m. Eastern Time, Tuesday, June 24, 2025, for shares held directly.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a Securities and Exchange Commission approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our proxy materials, such stockholder may contact us as follows:

Alto Ingredients, Inc.

Attention: Investor Relations

1300 South Second Street

Pekin, Illinois 61554

(833) 710-ALTO

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the election of each of the six nominees to our Board listed in the proxy, “FOR” the approval of each of Proposals Two, Three and Four, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Four.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or telephone, if timely (see “How do I vote?” above), or by filing a notice of revocation or another proxy card with a later date with our Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554. If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

Proposal One

Election of Directors

Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance-notice bylaw provisions relating to the nomination of persons for election to our Board. See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Corporate Governance Committee” below. It is intended that the proxies solicited by our Board will be voted “FOR” election of the following six nominees unless a contrary instruction is made on the proxy: Bryon T. McGregor, Maria G. Gray, Gilbert E. Nathan, Dianne S. Nury, Jeremy T. Bezdek and Alan R. Tank. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not expected, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Corporate Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. Currently, four of the six nominees for director are present directors of Alto Ingredients. All of the nominees have been nominated by our Nominating and Corporate Governance Committee and ratified by our full Board.

Required Vote of Stockholders

The six nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Majority Voting Guidelines

We have adopted corporate governance guidelines that implement a majority voting standard for uncontested elections of directors—that is, an election where the only nominees are those recommended by the Board. Notwithstanding that a nominee may be within the group of six nominees receiving the highest number of affirmative votes, as determined above, if an incumbent nominee for director in an uncontested election receives a greater number of votes against his or her election than votes in favor of his or her election (a “Majority Against Vote”), our corporate governance guidelines require that the nominee promptly tender his or her resignation following certification of the vote. Our Nominating and Corporate Governance Committee will promptly consider the tendered resignation and recommend to the full Board whether to accept the tendered resignation or take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote.

In making this recommendation, our Nominating and Corporate Governance Committee will consider all factors deemed relevant, including the underlying ascertainable reasons why stockholders voted against the director, the length of service and qualifications of the director, the director’s contributions to Alto Ingredients, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of Alto Ingredients and our stockholders. Any director who tenders his or her resignation under these guidelines is not to participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether to accept the tendered resignation. We will promptly and publicly disclose the Board’s decision and process in a report filed with or furnished to the Securities and Exchange Commission.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” the election of EACH OF the SIX director nominees listed above.

Information About Our Board of Directors,
Board Committees and Related Matters

Directors and Director Nominees

The following table sets forth information regarding our directors and director nominees as of April 28, 2025.

Name	Age	Position(s) Held
Douglas L. Kieta(1)	82	Chairman of the Board and Director
Bryon T. McGregor	61	President, Chief Executive Officer, Director and Director Nominee
Michael D. Kandris	77	Director
Maria G. Gray(2)	48	Director and Director Nominee
Gilbert E. Nathan(3)	45	Director and Director Nominee
Dianne S. Nury(4)	65	Director and Director Nominee
Jeremy T. Bezdek	51	Director Nominee
Alan R. Tank	66	Director Nominee

(1)	Member of the Audit and Nominating and Corporate Governance Committees.
(2)	Member of the Compensation and Nominating and Corporate Governance Committees.
(3)	Member of the Audit and Compensation Committees.
(4)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees.

Experience and Background

The biographies below describe the skills, qualities, attributes and business experience of each of our directors, including the capacities in which they served during the past five years. In addition to those described in the biographies below, our Board members have the skills, experience and diversity characteristics described further below.

Douglas L. Kieta has served as a director since April 2006 and as our Chairman of the Board since June 2023. Mr. Kieta is currently retired but also works as a consultant through Century West Projects, Inc., of which he is the President and an owner, providing project and construction management services. Prior to his retirement in January 2009, Mr. Kieta was employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he served as the Vice President of Power from May 2006 to January 2009. From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation where he was the Senior Vice President of Construction and Engineering. Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 22 states, Mexico and Canada. Mr. Kieta has a B.S. degree in Civil Engineering from Clarkson University and a Master’s degree in Civil Engineering from Cornell University.

Mr. Kieta’s qualifications to serve on our Board include:

●	extensive experience in various leadership positions, including those with P&L responsibility;

●	day-to-day leadership experience that affords a deep understanding of business operations, challenges and opportunities; and

●	service with Calpine affords a deep understanding of large-scale construction and engineering projects as well as plant operations, which is particularly relevant to our alcohol production facility operations.

Bryon T. McGregor has served as a director since June 2024, as our President and Chief Executive Officer since August 2023, and prior to that time served as our Chief Financial Officer since November 2009. Mr. McGregor served as Vice President, Finance at Alto Ingredients from September 2008 until he became Interim Chief Financial Officer in April 2009. Prior to joining Alto Ingredients, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London, England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President of Project Finance for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University.

Mr. McGregor’s qualifications to serve on our Board include:

●	extensive experience in various executive leadership positions, including as our President and CEO;

●	extensive oversight experience in risk management, insurance, marketing, accounting and information technology, treasury, operations and investor relations;

●	day-to-day leadership experience that affords a deep understanding of business operations, challenges and opportunities;

●	extensive experience in private and public debt and equity capital markets;

●	experience in energy-related projects and operations, infrastructure development, renewable energy and power;

●	would qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission; and

●	satisfies the “financial sophistication” requirements of Nasdaq’s listing standards.

Michael D. Kandris has served as a director since June 2008, our sole President and Chief Executive Officer from September 2020 to August 2023, and our Interim Chief Operating Officer or Chief Operating Officer from January 2013 to April 2024. Mr. Kandris was appointed as our Co-President and Co-Chief Executive Officer in May 2020. Mr. Kandris served as an independent contractor with supervisory responsibility for plant operations from January 1, 2012 to January 5, 2013. Prior to joining us, Mr. Kandris served as President and Chief Operating Officer of Ruan Transportation Management Systems, where he was responsible for all operations, finance, and administrative functions. Mr. Kandris served on the Executive Committee of the American Trucking Association and has over 30 years of experience in all modes of transportation and logistics. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Mr. Kandris’s qualifications to serve on our Board include:

●	extensive experience in various executive leadership positions, including as Chief Executive Officer;

●	extensive experience in ethanol production and operations;

●	extensive experience in rail and truck transportation and logistics and plant operations; and

●	day-to-day leadership experience that affords a deep understanding of business operations, challenges and opportunities.

Maria G. Gray has served as a director since June 2022. Prior to that time, Ms. Gray served as an advisor to our Board beginning in June 2021. Ms. Gray is the Managing Member of Zoltan Consultants LLC, which she founded in 2022, providing technical support for design and relief studies, process safety, and operations and manufacturing consulting. Ms. Gray also served as a Senior Refining Engineer and in several other capacities with Marathon Petroleum Company, an American petroleum refining, marketing, and transportation company headquartered in Findlay, Ohio, including as a Senior Health, Safety, and Environmental Professional and as a Project Process Engineering Lead from March 2012 to August 2021. Ms. Gray also served in various engineering and supervisory capacities from 2001 to 2012 for Motiva Enterprises LLC, then a joint venture between Shell Oil Company and Saudi Refining Inc, a subsidiary of Saudi Aramco, that operates North America’s largest refinery in Port Arthur, Texas, producing and distributing fuels and specialty chemicals. Ms. Gray also served as a Process Engineer for Union Carbide Corporation, a wholly-owned subsidiary of Dow Chemical Company, that produces specialty chemicals and polymers. Ms. Gray has a B.S. degree in Chemical Engineering, Minor in Business and Minor in Architecture from Tulane University.

Ms. Gray’s qualifications to serve on our Board include:

●	experience in energy-related roles pertaining to refining and chemical processes, understanding economics and driving results;

●	day-to-day engineering experience with a deep understanding of production processes, including plant operations and optimization;

●	experience in major capital project development and execution ranging from $120 million to $400 million investments;

●	experience in driving process safety management initiatives and developing management systems to energize organizations around safety and regulatory compliance; and

●	her membership on our Board furthers our goal of increasing Board racial and gender diversity as Ms. Gray is female and of Hispanic/Latinx origin.

Gilbert E. Nathan has served as a director since November 2019 and, prior to formally joining our Board as a director, served as an advisor to our Board since November 2015. Mr. Nathan is the Managing Member of Jackson Square Advisors LLC, which he founded in 2015. Mr. Nathan also serves on the public company boards of directors of Ready Capital Corporation, Magnachip Semiconductor Corporation and Accelerate Diagnostics, Inc. He also serves as the Chief Executive Officer of Keycon Power Holdings LLC, a position he has held since November 2018. He previously served on the boards of directors of Owens Realty Mortgage, Inc. and Emergent Capital, Inc., and as a liquidating trust board member of Hercules Offshore Liquidating Trust. From 2013 to 2015, Mr. Nathan was a Senior Analyst with Candlewood Investment Group, an investment firm with significant debt and equity investments in the ethanol industry. From 2002 to 2012, Mr. Nathan was a Principal at Restoration Capital Management, an investment firm focused on distressed investments, event driven situations, and high-yield debt. Mr. Nathan has a B.S. degree in Management, Major in Finance, from the A. B. Freeman School of Business at Tulane University.

Mr. Nathan’s qualifications to serve on our Board include:

●	experience in research, financial analysis and trading in debt and equity investments;

●	experience in energy-related investments, including oil and gas exploration and production; renewable energy; power; and oil field services;

●	experience in fiduciary roles, including service on boards of directors and special committees of public companies, and as a trustee;

●	qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission; and

●	satisfies the “financial sophistication” requirements of Nasdaq’s listing standards.

Dianne S. Nury has served as a director since November 2019 and, prior to formally joining our Board as a director, served as an advisor to our Board since August 2018. Ms. Nury has served since 1990 as President and Chief Executive Officer of Vie-Del Company, a family-owned winery, distillery and fruit juice processor manufacturing liquid ingredients for spirits, wine, food and beverage companies. Ms. Nury serves on the Board of Directors and is a former Chairman of the Board of the Wine Institute, the largest advocacy and public policy association for California wine. Ms. Nury is a member of the Juice Products Association, the national trade association representing the fruit and juice products industry, and formerly served as Chairman of its Board of Directors. She is a member of the Board of Directors of the Agricultural Foundation for California State University, Fresno, where she serves as the Vice Chairman of the Viticulture and Enology Industry Advisory Board. Ms. Nury previously served on the USDA Fruit and Vegetable Industry Advisory Committee. Ms. Nury is a Board Member of the Foundation for Clovis Schools in Clovis, California, and previously served on the Board of Trustees of the Saint Agnes Medical Center in Fresno, California. Ms. Nury has a B.S. degree in Business from California State University, Fresno.

Ms. Nury’s qualifications to serve on our Board include:

●	experience in an executive management role as a chief executive officer;

●	experience in alcohol, beverage and food ingredient industries;

●	her facility and vineyard are certified sustainable giving her experience in this area;

●	experience on boards of alcohol and food products industry associations; and

●	her membership on our Board furthers our goal of increasing Board diversity.

Jeremy T. Bezdek, one of our director nominees, is a senior executive with demonstrated capability and three decades of experience across leadership, business development, M&A, strategy execution, project development, investment origination, finance and commercial roles. Mr. Bezdek has large company and startup experience, and he has served as a director on ten boards of directors, both public and private, since 2010. Mr. Bezdek founded Ad Astra Advisors in 2024 to provide support for young companies in the areas of strategy, growth, fundraising, and organizational priorities. Prior to founding Ad Astra Advisors, Mr. Bezdek was President from 2023 to 2024 of Freyr Battery US, a public company startup in the energy transition space. Prior to joining Freyr, Mr. Bezdek spent 26 years with Koch Industries in a variety of finance and commercial leadership roles, including as managing director of Koch Strategic Platforms, an investment arm of Koch Investment Group. In that role, Mr. Bezdek led investments in the Energy Transition vertical for Koch Strategic Platforms. A seasoned expert in the energy sector, Mr. Bezdek spent most of his career at Koch subsidiary Flint Hills Resources prior to joining Koch Strategic Platforms, including leading the corporate development and M&A team for most of the 2010s. Under his leadership, the team was very active in acquisitions, divestitures, and joint ventures, as well as making multiple investments in early-stage development companies related to refining, biofuels and chemicals industries. Mr. Bezdek has a B.S. degree in Business Administration, Concentration in Finance, from the University of Kansas.

Mr. Bezdek’s qualifications to serve on our Board include:

●	experience in numerous leadership positions, including as a business founder and president;

●	service as a board director for multiple companies, both public and private;

●	experience in the biofuels and ingredients industry;

●	experience in strategic M&A and other transactions, including the acquisition and integration of multiple large-scale dry mill ethanol production facilities and significant divestitures totaling over $3 billion;

●	experience in prior roles involving a number of aspects similar to our business, including grain procurement and trading activities alongside ethanol, distillers grains and corn oil marketing efforts; and

●	significant financial expertise governing P&Ls, including for >$1.0 billion annual revenue businesses.

Alan R. Tank, one of our director nominees, is an entrepreneur, investor, member of boards of directors and strategic advisor, focusing on the agriculture, food and renewable energy sectors since 2016. Mr. Tank serves as Chairman and since 2023 has served as a board member of WesMET Group, a company that produces humic acid agronomic products. Mr. Tank has also served since 2015 as a board member of Masienda, LLC, a purveyor of landrace Mexican maize and other products to the U.S. and Europe, and since 2017 as a board member of Victory Hemp Foods, LLC, a U.S.-based producer, processor and distributor of hemp food products. Since 2022, Mr. Tank has served as an advisor to Eion Corp, a carbon capture and removal company, and since 2017 he has served as an executive advisor to Blue Sea Capital LLC, a private equity firm focusing on the industrial growth, aerospace and healthcare sectors. In addition, Mr. Tank has served since 2024 as an advisor to Mercator Partners, an asset management platform that invests in decarbonization opportunities. Since 2015, Mr. Tank has also co-owned and managed Tank Brothers Farm/Tank Customs, LLC, his family farm in eastern Iowa, as its Managing Member. Until 2016, Mr. Tank served as Chief Executive Officer and Managing Partner of Revolution Energy Solutions LLC, a company he cofounded in 2006 that developed, owned and operated renewable energy / waste-to-energy projects on agricultural platforms in the U.S. Mr. Tank also founded in 2001 and served as its Chief Executive Officer until 2005, AgCert International Plc, a world leader in the production and sale of agriculturally derived greenhouse gas emission reductions used to satisfy the Kyoto Protocol and European Union Emission Trading Scheme requirements. Mr. Tank has a B.S. degree in Animal Science from Iowa State University.

Mr. Tank’s qualifications to serve on our Board include:

●	experience in numerous leadership positions, including as a founder and chief executive officer of multiple businesses;

●	extensive experience on boards of directors;

●	extensive experience in commodity trading and extensive advisory experience in the agricultural, renewable energy, decarbonization and carbon capture industries; and

●	extensive experience in public policy and international trade.

Family Relationships

There are no family relationships among our directors or director nominees.

Board Skills and Experience

We believe the following skills, experience and other characteristics of our Board, our director nominees and potential candidates for director are important factors in evaluating individual strengths as well as the composition of our Board as a whole. We recognize the time commitment necessary to properly discharge Board committee duties. Given our Board’s smaller size, we evaluate skills and experience and seek to balance time commitments when considering director responsibilities.

●	Operations. We operate five alcohol production facilities, one break bulk distribution center, and one liquid carbon dioxide, or CO2, processing facility. It is important for our Board to have directors who are operations and logistics experts and understand the risks and mitigation efforts associated with the operation of these facilities, and the marketing, selling, and distribution of our products.

●	Audit/Risk/Cybersecurity. We are subject to various public company auditing, accounting and financial reporting obligations. Our Audit Committee’s responsibilities include reviewing our financial statements, financial reporting and internal controls, as well as overseeing our independent registered public accounting firm and our compliance with our Codes of Ethics. The Audit Committee is also responsible for identifying, assessing, managing and monitoring our significant business risks, including operational, privacy, data security, business continuity, legal, regulatory and reputational risks. It is important for our Board to have directors who are financial experts and who understand financial reporting as well as effective risk management practices.

●	Mergers & Acquisitions. Strategic joint ventures, partnerships, and mergers and acquisitions are important for enhancing our plant production, operations and new technologies and expanding product offerings into new and growing markets. It is important to have Board members well-versed in mergers and acquisitions-related activities to ensure that the right opportunities are pursued.

●	Regulatory/Government Affairs. Our operations are regulated by various rules and regulations imposed by government entities that require us to understand and comply with them. Noncompliance with these rules and regulations may result in significant costs and disruptions to our business. It is important for our Board to have directors with a strong understanding of the regulatory structure specific to our business. Our production levels and product sales are affected by federal government programs and policies. Government policies such as tariffs, duties, subsidies, import and export restrictions and embargoes can also impact our business, and it is important for our Board to have directors with knowledge and experience in these areas.

●	Agriculture/Commodities. We market and sell our corn-based products into food and feed industries. It is important for our Board to have directors with a strong understanding of the risks and challenges associated with the agricultural, food and feed industries. It is also important for our Board to have directors who possess a strong understanding of commodity markets and an understanding of U.S. and global markets impacting the supply and demand guiding our material sourcing and product sales.

●	Leadership. It is critical that our Board have the professional experience required for managing and setting corporate governance policies and company strategies. As part of our objective to ensure that our directors collectively provide relevant guidance on our corporate governance and strategy, our Board is comprised of directors with years of leadership experience and accomplishments in their chosen professions and areas of expertise.

●	Finance & Investment. As a fiduciary to our stockholders, it is critical for our Board to be financially literate to oversee our activities and strategies efficiently and effectively. Further, the Board, through our Audit Committee, is responsible for the integrity of our financial reporting process and our financial statements.

●	Industry Experience. We produce, market and distribute renewable fuels, liquid CO2, and essential ingredients. We are also the largest producer of specialty alcohols in the United States. It is important for our Board to have a deep comprehension of industrial manufacturing, alcohol production, agricultural, food and feed industries, as well as emerging changes in those industries.

●	HR/Talent Development. We continue to focus on employee safety and wellness; talent acquisition; retention and promotion; employee engagement; development and training; diversity and inclusion; and compensation and pay equity. It is important for our Board to have directors with the expertise required to implement and oversee policies to successfully attract and retain a skilled, diverse workforce with opportunities for growth.

●	EHS/Climate Skills/Sustainability. Our commitments to health and safety include the prevention of work-related injury/illness, a healthy work/life balance, and benchmarked non-compensation benefits to promote employee well-being. We conduct our operations in compliance with applicable laws, directives and regulations, and our executive management team is committed to providing a safe and healthy work environment for employees, contractors and visitors to our facilities. Further, we continue to focus on progressing our governance and sustainability initiatives. It is important for our Board to have directors that understand the complexities, risks and management of environmental, health and safety (EHS) as these factors are critical for the safe and efficient operations of our facilities. It is also important for our Board to have climate-related knowledge as well as experience with sustainability risks and opportunities to provide effective oversight of climate-related matters and strategic planning.

The following table sets forth information regarding the skills and experience of our directors and director nominees as of April 28, 2025:

Skills & Experience

Skills and Experience	Douglas L. Kieta	Bryon T. McGregor	Michael D. Kandris	Maria G. Gray	Gilbert E. Nathan	Dianne S. Nury	Jeremy T. Bezdek*	Alan R. Tank*
Operations	X	X	X	X		X	X	X
Audit/Risk/Cybersecurity		X	X		X	X
Mergers & Acquisitions	X	X	X		X	X	X	X
Regulatory		X	X			X		X
Government Affairs						X	X	X
Agriculture/Commodities		X	X			X	X	X
Leadership	X	X	X	X	X	X	X	X
Finance & Investments		X	X		X	X	X
Industry Experience	X	X	X	X		X	X	X
HR/Talent Development	X	X	X	X		X	X	X
EHS/Climate/Sustainability		X	X	X		X	X	X
Approximate Years on Board of Alto Ingredients, Inc.	19	1	17	3	6	6	-	-

*	Director nominee

Corporate Governance

Corporate Governance Initiatives

We continue to prioritize corporate governance initiatives, including initiatives to improve Board and committee diversity and evaluate our committee and other charters. In 2021, our Nominating and Corporate Governance Committee selected and nominated, and our stockholders elected, a diverse director. In 2022, our Nominating and Corporate Governance Committee selected and nominated, and our stockholders elected, an additional diverse director. We also rotated our committee chair positions, resulting in diverse directors acting as chairpersons in two out of three committees. In addition, our Sustainability Board committee and working group committee have prioritized our governance and sustainability initiatives. See “Governance and Sustainability” below. In 2023, we conducted a comprehensive review of our committee and other charters, broadening their collective scope to include cybersecurity oversight. We also executed our succession plan, promoting Bryon T. McGregor to President and Chief Executive Officer, and Robert R. Olander to Chief Financial Officer. In 2024, we further executed our succession plan, promoting Todd E. Benton to Chief Operating Officer.

On March 17, 2025, directors Douglas L. Kieta and Michael D. Kandris submitted to the Board their respective notices not to stand for re-election at the Annual Meeting. To fill the pending vacancies left by Messrs. Kieta and Kandris, the Nominating and Governance Committee focused its efforts on Board refreshment to select director candidates and refresh the Board based on the Nominating and Governance Committee’s regular assessment of the skills and experiences of its directors against our strategic goals and objectives.

Corporate Governance Guidelines

Our Board believes that good corporate governance is essential to ensure that Alto Ingredients is managed for the long-term benefit of our stockholders. Our Board has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision-making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation of our Chief Executive Officer.

Our Board has adopted a Code of Ethics that applies to all of our directors, officers, employees and consultants and an additional Code of Ethics that applies to our Chief Executive Officer and senior financial officers. The Codes of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of Nasdaq’s listing standards. In addition, we have a Supplier Code of Conduct applicable to all supplier partners for products and services, and all suppliers are required to acknowledge commitment to ethical business practices. Our Codes of Ethics are available on our website at https://ir.altoingredients.com/corporate-governance/governance-documents. Information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Board Leadership Structure

Our Chairman of the Board is Douglas L. Kieta, who is a non-employee director and is considered independent by governance ratings agencies. Mr. Kieta has served as our Chairman since June 2023. On March 17, 2025, both Mr. Kieta and Michael D. Kandris notified the Board that they would not stand for reelection to the Board at the Annual Meeting. Our Chief Executive Officer is Bryon T. McGregor. Mr. McGregor has served as a director since June 2024 and as our Chief Executive Officer since August 2023. Although we do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, our Board, under our corporate governance guidelines, reserves the right to determine the appropriate leadership structure for our Board on a case-by-case basis. Our Board believes this separation remains appropriate as it allows our Chief Executive Officer to focus on the day-to-day business matters while the Chairman focuses on leading the Board in its responsibilities of acting in the best interests of Alto Ingredients and our stockholders. Under our corporate governance guidelines, our Board will appoint a lead independent director, nominated by our independent directors, whenever the offices of Chairman and Chief Executive Officer are held by the same individual, and at other times if requested by our independent directors.

Our Chairman of the Board is responsible for managing the business of the Board, including setting the Board agenda (with Board member and management input), facilitating communication among directors, presiding at meetings of the Board and stockholders, sitting as chair at executive sessions at each regularly scheduled Board meeting, and providing support and counsel to the Chief Executive Officer. Our lead independent director, if separately appointed, is responsible for coordinating the activities of the independent directors and performing such other duties as the Board may determine. We believe that this Board leadership structure is appropriate to maximize the effectiveness of our Board oversight and provide perspective to our business that is independent from management.

Risk Oversight

Our Board has an active role, as a whole and at the committee level, in overseeing the management, including the identification, assessment and mitigation, of Alto Ingredients’ risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each of these areas, and assesses options for risk mitigation. Certain Board committees oversee various categories of risks based on the committee’s scope of duties, but our entire Board stays informed such as with respect to strategic, competitive, economic, operational, financial, legal, compliance, climate-related, cybersecurity, regulatory and compensatory risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation program and arrangements. Our Audit Committee oversees management of financial risks, including compliance matters, tax matters and internal controls. Our Audit Committee also oversees management of cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of members of our Board, potential conflicts of interest, the evaluation and composition of our Board, our director and officer succession plans, and other corporate governance matters. While each committee is responsible for evaluating certain risks and overseeing the management of those risks, our entire Board is regularly informed through committee reports about such risks.

Insider Trading Policy and Anti-Hedging and Pledging Policies and Practices

We have adopted an insider trading policy and related procedures governing the purchase, sale and other disposition of our securities by directors, officers and employees, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. While our insider trading policy does not include Alto Ingredients itself within the scope of the policy’s rules, it is our informal policy not to engage in transactions of our securities in violation of insider trading laws.

Our insider trading policy prohibits all employees, officers and directors from engaging in any short sale of Alto Ingredients securities, as well as any transaction involving puts, calls, collars, forward sales contracts, warrants or other options on Alto Ingredients securities. Additionally, our executive officers are restricted from pledging Alto Ingredients securities as collateral for a loan. To further align our executive officers’ interests with those of our stockholders, our insider trading policy restricts engaging in transactions in our stock by certain employees, including executive officers, to open “trading windows,” and only after being cleared to trade by our Chief Legal Officer or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.

Documented training on our insider trading policy is conducted no less than annually with reminders sent via email during each open trading window.

Governance and Sustainability

As a producer and distributor of specialty alcohols, renewable fuels and essential ingredients, we are steadfast in our commitment to sustainability. We prioritize practices that benefit our business, stockholders, stakeholders, and the planet by managing our impacts and focusing on creating long-term value. Following our engagement of a third-party consultant to review our sustainability strategy and disclosures and to conduct materiality surveys, we have focused on driving progress around governance and sustainability-related priority action items including comprehensive disclosures of our risks and opportunities, metrics around material topics, and a focus on projects to incorporate energy and water savings at our facilities.

Through our corporate quality team, operations team, environmental team, and safety and security team, we now provide trending and reporting to better target key performance indicators that yield the most impactful benefits to environmental, health, safety and security compliance and strategy. In the last year, our Pekin Campus, which accounts for 70% of our production capacity, underwent several third-party sustainability assessments including SMETA 4-Pillar audits covering ethical and sustainable practices, labor standards, health and safety, environmental performance, and business ethics. We also received EcoVadis Bronze Sustainability awards in 2024, attaining scores in the top 35% of companies evaluated at both of our subsidiaries that comprise our Pekin Campus. By championing environmental efforts at the Board and executive level, we intend to ensure that our sites have additional support and resources necessary to implement environmental management systems in alignment with ISO 14001 (Environmental Management) best practices. We are dedicated to maintaining a safe and healthy workplace, reducing our environmental impact, and ensuring compliance with all laws and regulations.

Our Sustainability Report includes a comprehensive review of programs, achievements, metrics and trending, including Scope 1 and 2 greenhouse gas emissions from our production facilities, and third-party reasonable assurance concerning our greenhouse gas emissions. Our climate-related risks and opportunities align with the Task Force on Climate-Related Financial Disclosures (TCFD), with reference to standards included in the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB)– Biofuels standards. Our strategy and vision include advancements in sustainability, responsible sourcing and risk management. We intend to have ISCC+ (International Sustainability and Carbon Certification) sustainable corn as a portion of our feedstock to further expand our specialty alcohol offerings by the end of this year.

Governance

Sustainability Oversight

Our Sustainability committees include both a Board committee, comprised of Michael D. Kandris (Chair), Dianne S. Nury and Bryon T. McGregor, and a working group committee consisting of senior executives, subject matter experts and the members of our Sustainability Board committee. While our Board holds primary oversight of our sustainability initiatives and strategy, execution of sustainability and governance-related priority action items is managed by our Sustainability working group committee and our Vice President of EHS, Quality & Sustainability in collaboration with our executive committee and management. Our Sustainability Board committee is tasked with sustainability strategy and risk assessment for each of our facilities at least once per year, as well as for all potential acquisitions. Our Sustainability working group committee is also responsible for monitoring and ensuring alignment with best practices in Governance and Sustainability disclosures. Specific responsibilities of our Sustainability Board committee can be found in the committee charter available on our website.

Board Diversity

Our Board is committed to fostering diversity among its members. We will share additional details in our annual Sustainability Report later this year.

Cybersecurity

We realize the importance of protecting our business data, including customer and vendor data, and that cybersecurity is key to business continuity. Our Audit Committee, in coordination with our Chief Financial Officer and our Director of Information Technology are responsible for overseeing information security practices. Our Board is briefed quarterly as well as for any event-driven needs. We facilitate internal and external cybersecurity training for all employees with at least one training per month, engage a third-party firm to perform routine assessments, and maintain information security risk insurance. Our Board and our information technology team are committed to timely disclosures of material cybersecurity breaches as required by the rules adopted by the Securities and Exchange Commission.

Environmental, Health and Safety

Environmental

Fueling a low-carbon economy was a founding value of our company and continues as a key pillar of our commitment to sustainability. As a global producer of high-quality, bio-based alcohols, Alto Ingredients is committed to moving our country towards a greener environment. All production facilities currently operating are located in regions categorized as Low to Low-Medium Baseline Water Stress, as classified by Aqueduct, the World Resources Institute’s (WRI) Water Risk Atlas tool. We continue to monitor risks associated with water depletion in the regions where we operate and identify potential practices to manage the impacts of our operations at all facilities.

Our specialty alcohol products are in high demand, and we are capitalizing on ethanol’s beneficial low-carbon characteristics integral to the ultimate de-carbonization of our environment. As a member of the Carbon Capture Coalition, we are optimistic about industry action to lead carbon reduction efforts.

Biogenic CO2 from our fermentation processes at our Columbia site and our Pekin Campus is captured, purified, and utilized for a variety of food, beverage, and industrial uses. While carbon storage projects in Illinois are still being evaluated by region, we are confident that the value our CO2 brings to current customers and the opportunities to capture and utilize even more of the current volume produced will be further accretive to our business. By capturing the CO2 from our Pekin Campus dry mill, we will have effectively all of our operating production facilities capturing and utilizing CO2 from fermentation.

Building on our baseline inventory of our greenhouse gas emissions compiled in 2022, we expanded the measurement of our emissions in 2023 with several new metrics, additional calibrations, more rigorous biogenic CO2 calculations and documentation and inventory updates. We compiled Scope 1 and 2 emissions data for 2021 to present at all production facilities and engaged a third-party engineering firm to complete verification to provide independent reasonable assurance for the emission sources outlined in our report. The assurance statements and emissions reports can be viewed on our website at https://ir.altoingredients.com/sustainability. With the infrastructure upgrades in Illinois making headway on reducing the overall carbon footprint and more efficient production, initial results show a reduction in Scope 2 emissions in 2024 which we will share in our annual Sustainability Report later this year.

We recognize that reducing greenhouse gas emissions is one of the most critical components of lowering our environmental impact. As a result, we are committed to measuring our current state of emissions and setting reduction targets. With inventory values in-hand, we have begun to estimate reductions for current and proposed capital projects, including our carbon capture and storage initiative, boiler replacement and additional utility projects, “no flare” operations where possible, upgrades to our cook system, waste heat recovery, new technologies in the industry such as alternative feedstocks, and enzymatic technologies to allow higher cellulosic ethanol production. We have also conducted a physical risk assessment to better understand our exposure to acute and chronic climate-related risks and included the summary in our Sustainability Report.

We are also focused on waste reduction, including toxic waste and landfilled material. We are a Very Small Quantity Generator (VSQG) of hazardous waste, meaning that each of our production facilities generates 100 kilograms or less per month of hazardous waste, most of which is waste from EPA water quality testing. Considering this limited footprint, we continue to explore opportunities to minimize this testing as regulatory requirements allow.

Health and Safety

We continue to focus on maintaining the highest standards of health and safety throughout our operations. Our commitments to health and safety include the prevention of work-related injury/illness, healthy work/life balance, and benchmarked non-compensation benefits for promoting employee well-being. We conduct our operations in compliance with applicable laws, directives and regulations, and executive management is committed to providing a safe and healthy work environment for employees, contractors, and visitors to our facilities. Each facility operates under health and safety policies consistent with OSHA’s requirements. We provide contractor safety training in addition to education and training activities to all employees to successfully carry out their role in our environmental, health, safety and sustainability programs. We use third-party web-based training and all employees complete key training modules at least annually. Each of our sites has a safety committee with participation encouraged from a broad range of departments, including management, union and non-union hourly employees from all shifts. Safety audits are conducted internally and twice annually externally through our captive insurance group from which we are rated compared to industry peers. We set improvement goals and timelines to address any deficiencies found during our safety audits, and our maintenance staff prioritizes safety work orders. Our Environmental, Health, & Safety Policy and Objectives can be viewed on our website at https://ir.altoingredients.com/sustainability, and our health and safety metrics are disclosed within our sustainability reporting.

Each of our facilities has an action plan to address site-specific risks such as flood, fire, loss of power, and other hazards that have the potential to become more frequent and severe over time, including climate change reporting by a third party to assess acute and chronic risk exposure at each location. These plans are maintained at the site level and are reviewed by management and third parties in coordination with our insurance company, as well as regulatory agencies such as the Department of Homeland Security and the U.S. Coast Guard for sites on navigable water ways.

Social

Human Capital Management

As of April 28, 2025, we had a total of approximately 390 employees, of whom approximately 30 are remote/hybrid and approximately 360 are on-site. Of those personnel, approximately 150 of our employees at our Pekin Campus, not including our ICP distillery, are members of United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (“USW Union”), and approximately 50 of our employees at our ICP distillery are members of United Food & Commercial Workers Union (“UFC Union”). We consider our employee relations to be good. We hold regular meetings between management and union leadership groups, and we have identified no major unaddressed complaints resulting from those meetings. Our twelve-hour operating facility shifts provide our union employees with a better work-life balance through improved scheduling practices. Our employees are among our most valuable assets, and they have directly and significantly contributed to our success. Since 2022, we have partnered with Gallup on a multi-year employee engagement survey and training program to continuously improve training and learning resources, retention and promotion, and our culture. Gallup reported its survey results and provided a summary statement to the effect that our employees feel more valued as individuals due to increased recognition, development and support addressing barriers to their productivity; moreover, employees have a clearer view of their purpose and role within our organization, all of which support our employees feeling cared about as individuals. In addition, our overall employee engagement score increased year-over-year from 2022 to 2023 and again from 2023 to 2024.

We continue to focus on talent acquisition, retention and promotion, employee engagement, development and training, compensation, diversity and pay equity. In January 2024, we hired a Corporate Training Coordinator to further develop consistency within our training programs and to assist sites and departments in implementing effective in-person, on-line and on-the-job training programs, learning aides and assessments. We have also expanded our internship offerings and we have participated in local job fairs at high schools and universities.

We provide periodic diversity and market availability data reporting to our executive committee, and we provide our year-over-year EEO-1 data in our Sustainability Report for transparency to all stakeholders including employees, customers, and stockholders. We have proactively expanded recruitment, such as partnering with local workforce development agencies in the counties in which we operate and being out in our communities to promote Alto Ingredients. Our efforts to encourage a higher number of qualified diverse candidates to apply and interview have been seen as a success. We have seen strong employee retention, in addition to an overall increase in women and minority employees from 2021 to 2023 and an overall median employment tenure of five years for our employees, compared to a median employment tenure of five years for wage and salary workers in the United States manufacturing industry. The average tenure of our USW Union employees is twelve years, and the average tenure of our UFC Union employees is thirteen years compared to an average tenure of seven years for non-union employees company wide. The percentage of female employees in our union workforce more than doubled from year-end 2022 to year-end 2023 and we lost no female workers from our union workforce in 2024.

Benefits and Compensation

The well-being of our employees is paramount to our success. All full-time employees are offered a comprehensive and competitive benefits package to benefit the whole-person, including medical, dental, vision and crisis support benefits; a flexible spending account; life and disability insurance; paid parental and caregiver leave; a 401(k) plan with a dollar-for-dollar matching contribution on the first 6% contributed by the employee, a program in which over 90% of our employees participate; and access to additional insurance reimbursements and contributions by completing certain wellness activities. To complement our community outreach programs, we offer our employees a community service day. Further details regarding our employee benefits can be found on our website.

Equal Opportunity Commitment

We are committed to fostering a culture that focuses on the importance of equal opportunity. One of our core tenets is the care for our employees regardless of race, color, national origin, ancestry, religion, creed, physical or mental disability, marital status, medical condition, gender or gender identity, sexual orientation, age, family care or medical leave status, veteran status or any other basis protected by federal, state or local law. Our continuing diversity initiatives include, among others, practices and policies of fair recruitment and selection, ensuring that we evaluate and hire candidates that are the most qualified and well-suited for the positions; continued measuring and monitoring of employee demographics (gender and race) in comparison to demographics of operating facility locations; and the ongoing development of a work environment that encourages and enforces respectful communication and teamwork that reflect the significance to us of the principles of diversity. All of our employees and members of our Board undergo regular ethics and harassment training.

Products

We are committed to producing ingredients for our customers that embody the highest levels of quality, purity and safety for products that touch multiple areas of people’s lives. Our products, including specialty alcohol and food ingredients, are renewable and bio-based. We believe in transparency that extends to our labels and we are committed to making clean ingredients, including Kosher, gluten-free, vegan, GMP/HACCP Certified, Together for Sustainability certified and SMETA 4-Pillar certified products. All of our pharmaceutical-grade products are ICH Q7 and EXCiPACT certified, and our laboratories maintain quality programs following USP-NF requirements for equipment qualification, testing and method validation. In 2024, our food-grade yeast plant at our Pekin Campus and Alto Carbonic, our beverage and food-grade CO2 processing facility, earned FSSC 22000 certification which is a GFSI-benchmarked standard. We maintain multi-site ISO 9001 (Quality Management System) certification for our corporate facilities and our Pekin Campus. We are also evaluating the addition of our other facilities into our ISO 9001 and have begun incorporating portions of other ISO systems including ISO 45001 (Occupational Health & Safety) and ISO 14001 into our Management Review and Internal Auditing processes.

With more than 150 years of distilling experience at our ICP facility at our Pekin Campus, our 192 and 200 proof alcohols are manufactured to meet the highest standards for quality and reliability. Ethical sourcing is a priority, so we not only qualify, monitor and review performance of all material and service vendors, but for those deemed critical to our product quality, we also conduct on-site auditing to ensure commitment to quality and ethical sources, and all operating facility employees and contractors working on-site undergo annual safety training.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of our Audit, Compensation and Nominating and Corporate Governance Committees shall be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transaction with Alto Ingredients in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and Nasdaq, additional criteria contained in our corporate governance guidelines and consideration of any other material relationship a director may have with Alto Ingredients.

The Board has determined that its directors and director nominees are independent under these standards, except for Bryon T. McGregor and Michael D. Kandris. Mr. McGregor, our President and Chief Executive Officer, is not deemed independent due to his employment relationship with Alto Ingredients. Mr. Kandris, our former President and Chief Executive Officer, and former Chief Operating Officer, is not deemed independent due to his executive officer employment relationship with Alto Ingredients within the prior three years.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board. The Chairman of our Audit Committee, Gilbert E. Nathan, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of our Audit Committee considers important for the directors to consider. Stockholders who wish to communicate with our Board can write to Chairman of the Audit Committee, The Board of Directors, Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through regular discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2024, our Board held thirteen meetings. All directors attended at least 75% of all meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

During 2024, members of our Board and its committees consulted informally with management from time to time and acted by written consent without a meeting. Additionally, the independent members of our Board met in executive session periodically, as warranted, without the presence of management.

It is our policy to invite and encourage our directors to attend our annual meetings of stockholders. At the date of our 2024 annual meeting, we had five incumbent members on our Board, all of whom attended the annual meeting.

Our Board has established standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee operates pursuant to a written charter that has been approved by our Board and the corresponding committee and that is reviewed annually and revised as appropriate. Each committee charter is available on our website at https://ir.altoingredients.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee’s general functions include monitoring the integrity of our financial reporting process; overseeing processes for monitoring auditor independence; overseeing the implementation of new accounting standards; overseeing and participating in the resolution of internal control issues, when and if identified; communicating with our independent auditors on matters related to the conduct of audits; and reviewing and understanding non-GAAP measures, and related company policies and disclosure controls. Moreover, our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each interim period and for the full year and implements and manages our enterprise risk management program, including financial, operational, privacy, data security, business continuity, legal, regulatory and reputational risks, and reviews the implementation and effectiveness of, and monitors compliance with, our Codes of Ethics. The Audit Committee also has the authority to retain consultants and other advisors.

Messrs. Nathan (Chair) and Kieta, and Ms. Nury, serve as members of our Audit Committee and served in that capacity for all of 2024. Our Board has determined that each member of the Audit Committee is “independent” under the current Nasdaq listing standards and satisfies the other requirements under Nasdaq listing standards and Securities and Exchange Commission rules regarding audit committee membership. Our Board has determined that Mr. Nathan qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee and satisfies the “financial sophistication” requirements of Nasdaq’s listing standards. During 2024, our Audit Committee held four meetings.

The Audit Committee Report for 2024 can be found on page 34 of this Proxy Statement.

Compensation Committee

Our Compensation Committee is responsible for establishing, updating and administering our compensation program for executive officers including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements. The Compensation Committee establishes the elements and mix of total compensation, sets the parameters and specific target metrics of our performance-based incentive compensation plan, and determines the target compensation of our executive officers. In addition, our Compensation Committee establishes the compensation philosophy and objectives and oversees the administration of our compensation program for all other employees. Our Compensation Committee also has the authority to administer our equity incentive plan with respect to grants to executive officers and directors and has authority to make equity awards under our equity incentive plan to all other eligible individuals. However, our Board may retain, reassume or exercise from time to time the power to administer our equity incentive plan. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

Our Compensation Committee believes that our compensation program offered to our executive officers should attract, retain, motivate and reward key executive officers responsible for our success; align and strengthen the mutuality of interests of our executive officers, our company and our stockholders; deliver compensation that reflects our financial and operational performance, while providing an opportunity to earn above-targeted total compensation for exceptional performance; and provide total compensation to each executive officer that is internally equitable, competitive, and influenced by company and individual performance.

Our Compensation Committee has the authority to retain consultants and other advisors, and in furtherance of the foregoing objectives, our Compensation Committee engaged Korn Ferry starting in 2013 to conduct reviews of our compensation program for our executive officers and other employees for years prior to and part of 2023 and engaged Pay Governance to conduct reviews of our compensation program for our executive officers for 2023 and 2024. Our compensation consultants provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to our executive officers and other key employees.

Mses. Gray (Chair) and Nury, and Mr. Nathan, serve as members of our Compensation Committee, and served in that capacity for all of 2024. Our Board has determined that each member of the Compensation Committee is “independent” under the current Nasdaq listing standards. During 2024, our Compensation Committee held five meetings.

The Compensation Committee Report for 2024 can be found on page 68 of this Proxy Statement.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee considers and reports periodically to the Board on matters related to the identification, selection and qualification of Board members and candidates nominated to the Board. Our Nominating and Corporate Governance Committee also advises and makes recommendations to the Board with respect to corporate governance matters. The Nominating and Corporate Governance Committee also has the authority to retain consultants and other advisors.

Mses. Nury (Chair) and Gray, and Mr. Kieta, serve as members of our Nominating and Corporate Governance Committee, and served in that capacity for all of 2024. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the current Nasdaq listing standards. During 2024, our Nominating and Corporate Governance Committee held four meetings.

The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year. The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee’s charter. Stockholders who desire to recommend candidates for the Board for evaluation may do so by contacting Alto Ingredients in writing, identifying the potential candidate and providing background and other relevant information. Stockholders must also comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board that, among other things, require that nominations of persons for election to our Board at annual meetings be submitted to our Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554, unless otherwise notified, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and with respect to any other annual meeting of stockholders, the close of business on the 10th day following the date of public disclosure of the date of such meeting. We have received no stockholder nominations of persons for election to our Board for our Annual Meeting.

Our Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms and other persons. In evaluating potential candidates, our Nominating and Corporate Governance Committee will consider a number of factors, including, among others, the following:

●	the candidate’s independence from management;

●	whether the candidate has relevant business experience;

●	judgment, skill, integrity and reputation;

●	existing commitments to other businesses;

●	corporate governance background;

●	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and

●	the size and composition of our Board.

In addition, our Board and our Nominating and Corporate Governance Committee are committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences as part of each Board member candidate search the Nominating and Corporate Governance Committee undertakes. When searching for director nominees, our Nominating and Corporate Governance Committee will include highly qualified diverse candidates (including gender, race and ethnicity) in the pool from which nominees are chosen.

Our Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm to be used to identify director nominees, including the authority to approve the firm’s fees and other retention terms. Our Nominating and Corporate Governance Committee will direct any search firm it retains to include qualified women and minority candidates in the firm’s list of potential director candidates. We will provide funding, as determined by our Nominating and Corporate Governance Committee, for the payment of compensation to any such search firms.

We will evaluate our diversity policy’s effectiveness by reviewing our inclusion of highly qualified diverse candidates in the pool from which nominees are chosen.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting the compensation of directors, we consider the significant amount of time that Board members spend fulfilling their duties to Alto Ingredients as well as the experience level we require to serve on our Board. The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members. In recommending director compensation, the Compensation Committee is guided by the following three goals:

●	compensation should pay directors fairly for work required in a company of our size and scope;

●	compensation should align directors’ interests with the long-term interests of our stockholders; and

●	the structure of the compensation should be clearly disclosed to our stockholders.

In making compensation decisions for 2024 as to our directors, our Compensation Committee compared our cash and equity compensation payable to directors against market data obtained by our compensation consultant in 2020. The data included a blend of results from two published surveys to identify companies with revenue and market capitalization comparable to ours. Our compensation consultant used a revenue range in one survey that included companies with revenue of $0.5 billion to $2.5 billion and used a market capitalization threshold in the second survey that included companies with a market capitalization of less than $1.0 billion. The surveys did not specifically identify the companies surveyed. For 2024, our Compensation Committee targeted compensation for our directors at approximately the median of compensation paid to directors of the survey group companies based on the historical data provided by our compensation consultant in 2020.

Cash Compensation

Our annual cash compensation program for directors includes the following:

●	annual cash compensation provided to the Chairman of our Board is $112,500;

●	base annual cash compensation provided to our non-employee directors, other than our Chairman, is $75,000;

●	additional annual cash compensation provided to each of our Board committee chairs is $25,000; and

●	additional annual cash compensation provided to our lead independent director, if applicable, is $12,000.

These amounts are paid in advance in bi-weekly installments. In addition, directors are reimbursed for specified reasonable and documented expenses in connection with attendance at meetings of our Board and its committees. An employee director does not receive director compensation in connection with his or her service as a director. In lieu of cash compensation, directors may elect to receive additional equity compensation having the same cash value.

Equity Compensation

Our Compensation Committee or our full Board typically grants equity compensation to our newly elected or reelected directors which normally vests as to 100% of the grants at the earlier of our next annual meeting or approximately one year after the grant date. Vesting is typically subject to continued service on our Board during the full year.

In determining the amount of equity compensation for 2024, the Compensation Committee determined a target value of total compensation at approximately the median of compensation paid to directors of the comparable companies identified by our compensation consultant. The Compensation Committee then determined the cash component based on this market data. The balance of the total compensation target was then allocated to equity awards, and the number of shares to be granted to our directors was based on the estimated value of the underlying shares on the expected grant date.

Our annual equity compensation program for directors includes the following:

●	the value of annual equity compensation provided to the Chairman of our Board is $147,500; and

●	the value of annual equity compensation provided to our non-employee directors, other than our Chairman, is $110,000.

In addition, our Compensation Committee may grant, and has from time to time granted, additional equity compensation to directors at its discretion.

Compensation of Employee Directors

Mr. McGregor was compensated as a full-time employee and officer and therefore received no additional compensation for service as a Board member during 2024. Mr. Kandris was compensated as a full-time employee and officer until his retirement on June 20, 2024 and therefore received no additional compensation for service as a Board member during that period in 2024. Information regarding the compensation awarded to Mr. McGregor is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

Director Compensation Table – 2024

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Total ($)(2)
Douglas L. Kieta(3)	$112,500	$64,407	$176,907
Michael D. Kandris(4)	$39,231	$—	$39,231
Maria G. Gray(5)	$100,000	$48,032	$148,032
Gilbert E. Nathan(6)	$100,000	$48,032	$148,032
Dianne S. Nury(7)	$100,000	$48,032	$148,032

(1)	For a description of annual director fees and fees for chair and lead independent director positions, see the disclosure above under “Compensation of Directors—Cash Compensation.”
(2)	The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.
(3)	At December 31, 2024, Mr. Kieta held 265,682 vested shares from stock awards. Mr. Kieta was granted 49,166 shares of our common stock on June 20, 2024, having an aggregate grant date fair value of $64,407, calculated based on the fair market value of our common stock on the grant date. The shares vest on the earlier of the date of our Annual Meeting or July 1, 2025.
(4)	At December 31, 2024, Mr. Kandris held 645,495 vested shares from stock awards. Mr. Kandris, a long-standing director, retired as our Interim Chief Operating Officer on April 1, 2024 and retired as an employee on June 20, 2024. He received no stock awards for 2024 but began earning director fees following his retirement in June 2024.
(5)	At December 31, 2024, Ms. Gray held 77,292 vested shares from stock awards. Ms. Gray was granted 36,666 shares of our common stock on June 20, 2024, having an aggregate grant date fair value of $48,032, calculated based on the fair market value of our common stock on the grant date. The shares vest on the earlier of the date of our Annual Meeting or July 1, 2025.
(6)	At December 31, 2024, Mr. Nathan held 168,221 vested shares from stock awards. Mr. Nathan was granted 36,666 shares of our common stock on June 20, 2024, having an aggregate grant date fair value of $48,032, calculated based on the fair market value of our common stock on the grant date. The shares vest on the earlier of the date of our Annual Meeting or July 1, 2025.
(7)	At December 31, 2024, Ms. Nury held 144,078 vested shares from stock awards. Ms. Nury was granted 36,666 shares of our common stock on June 20, 2024, having an aggregate grant date fair value of $48,032, calculated based on the fair market value of our common stock on the grant date. The shares vest on the earlier of the date of our Annual Meeting or July 1, 2025.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

●	any breach of their duty of loyalty to Alto Ingredients or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

●	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours or is or was serving at our request as a director, officer, employee or agent of another entity or enterprise. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), may be permitted to our directors, officers and controlling persons under the foregoing provisions of our certificate of incorporation or bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission under Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including the compensation tables and any narrative discussion of our compensation arrangements. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an annual opportunity to express their views on the compensation paid to our named executive officers.

Our compensation program for our executive officers utilizes elements including base salary, annual cash incentive compensation, long-term equity incentive compensation, and health and other benefits to achieve the following goals:

●	attract, retain, motivate and reward key executive officers responsible for our success;

●	align and strengthen the mutuality of interests of our executive officers, our company and our stockholders;

●	deliver compensation that reflects our financial and operational performance, while providing the opportunity to earn above-targeted total compensation for exceptional performance; and

●	provide total compensation to each executive officer that is internally equitable, competitive, and influenced by company and individual performance.

We believe that our success depends in large part on our ability to attract, retain and motivate qualified executives through competitive compensation arrangements. We also believe that the compensation paid to our executive officers should be influenced by the value we create for our stockholders. For these reasons, our Compensation Committee believes that our compensation program should provide incentives to attain both short- and long-term financial and other business objectives and reward those executive officers who contribute meaningfully to attaining those objectives. The Compensation Committee supports a pay-for-performance philosophy within a compensation structure that is competitive, internally equitable and responsible.

Our Compensation Committee’s process for determining overall target compensation for each executive officer is based in part on an analysis of compensation of similarly situated personnel at third-party survey group companies derived from market data provided by the Compensation Committee’s compensation consultants.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Alto Ingredients, Inc.’s named executive officers, as disclosed in Alto Ingredients, Inc.’s proxy statement for its 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related disclosure, is hereby APPROVED.”

Please read the “Executive Compensation and Related Information” section of this Proxy Statement for additional details about our executive compensation program and the different components of the program, including information about the total compensation of our named executive officers in 2024. See also “Information About our Board of Directors, Board Committees and Related Matters – Board Committees and Meetings – Compensation Committee” of this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board. The vote will provide our Compensation Committee and our Board with information relating to the opinions of our stockholders which the Compensation Committee will consider as it makes determinations with respect to future action regarding executive compensation and our executive compensation program.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2024 COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE
ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to cast a non-binding advisory vote as to whether our stockholders’ say-on-pay vote should occur every one, two or three years. In addition, stockholders may abstain from voting on this proposal.

We believe that every three years is the optimal frequency for the say-on-pay vote for a number of reasons. Our compensation program is designed to incentivize performance over the short term as well as the long term, therefore stockholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Additionally, a three-year vote cycle will provide our Compensation Committee and our entire Board with sufficient time to consider the results of the advisory vote and to implement any changes to our compensation practices. A three-year cycle will also provide sufficient time to implement any changes before stockholders must again evaluate their effectiveness in conjunction with our related business results.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS. UNLESS OTHERWISE INSTRUCTED, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR A FREQUENCY OF THREE YEARS AS PROVIDED IN THIS PROPOSAL.

Proposal FOUR

Ratification of Appointment of
Independent Registered Public Accounting Firm

Our Audit Committee has appointed the independent registered public accounting firm RSM US LLP to audit and comment on our financial statements for the year ending December 31, 2025, and to conduct whatever audit functions are deemed necessary. RSM US LLP audited our financial statements for the year ended December 31, 2024 that were included in our most recent Annual Report on Form 10-K. A representative of RSM US LLP will not be present at the Annual Meeting.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote.

If our stockholders do not ratify the appointment of RSM US LLP as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

Other Matters

Our Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

Audit Matters

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by RSM US LLP for the years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees	$677,300	$675,825
Audit-Related Fees	30,135	28,245
Tax Fees	39,013	—
All Other Fees	—	—
Total	$746,448	$704,070

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, our Registration Statements on Forms S-3 and S-8, and for professional services performed in connection with our acquisition activities.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees would include amounts billed for professional services performed in connection with audits of 401(k) plans and pension plans, and RIN audits.

Tax Fees. Tax Fees consist of fees for professional services for tax planning and compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. Consists of amounts billed for services other than those noted above.

Our Audit Committee considered all non-audit services provided by RSM US LLP and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Audit Committee Pre-Approval Policy

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services. These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification. During 2024 and 2023, all services performed by RSM US LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Securities and Exchange Commission regulations.

Audit Committee Report

The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of Nasdaq and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board that is available on Alto Ingredients’ website at https://ir.altoingredients.com/corporate-governance/governance-documents. As described more fully in its charter, the Audit Committee oversees, among other things, the financial reporting process, the internal control structure and disclosure controls and procedures on behalf of the Board.

Management is responsible for the preparation, presentation and integrity of Alto Ingredients’ financial statements; the appropriateness of the accounting principles and reporting policies that are used; and procedures designed to reasonably assure compliance with accounting standards, and applicable laws and regulations. Management is also responsible for the effectiveness of Alto Ingredients’ internal control over financial reporting, and reports to the Audit Committee on any deficiencies identified.

Alto Ingredients’ independent registered public accounting firm, RSM US LLP, is responsible for performing an independent audit of Alto Ingredients’ consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and, when required, expressing an opinion on the effectiveness of Alto Ingredients’ internal control over financial reporting. The Audit Committee is directly responsible for the selection, compensation, evaluation and oversight, and retention of Alto Ingredients’ independent registered public accounting firm, and evaluates its independence.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to Alto Ingredients’ independent registered public accounting firm as well as any of Alto Ingredients’ employees, and may retain, at Alto Ingredients’ expense, special legal, accounting, or other experts or advisors it deems necessary in the performance of its duties, apart from counsel or advisors hired by management.

Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or Alto Ingredients’ independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors based on the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Alto Ingredients’ independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services, and all other services.

The Audit Committee reviewed and discussed with management its assessment of and report on the effectiveness of Alto Ingredients’ internal control over financial reporting as of December 31, 2024, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework).

The Audit Committee reviewed and discussed the audited financial statements in Alto Ingredients’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with management and RSM US LLP. The Audit Committee also discussed with RSM US LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with RSM US LLP all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee obtained from RSM US LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with RSM US LLP its independence from Alto Ingredients, Inc. and management.

The Audit Committee considered all non-audit services provided by RSM US LLP and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Based on the reviews and discussions referred to above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in Alto Ingredients’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the Securities and Exchange Commission.

Respectfully submitted,
Audit Committee

Gilbert E. Nathan (Chair)
Douglas L. Kieta
Dianne S. Nury

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our voting securities as of April 28, 2025, the date of the table, by:

●	each of our executive officers;

●	each of our directors and director nominees;

●	all of our executive officers and directors as a group; and

●	each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting capital stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, percentage of beneficial ownership is based on 77,210,171 shares of common stock and 926,942 shares of Series B Preferred Stock outstanding as of the date of the table.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Bryon T. McGregor	Common	930,836		1.21%
Gilbert E. Nathan	Common	731,775	(2)	*
Michael D. Kandris	Common	666,264		*
James R. Sneed	Common	429,221		*
Douglas L. Kieta	Common	315,828		*
Robert R. Olander	Common	258,428		*
Auste M. Graham	Common	255,281		*
Dianne S. Nury	Common	180,744		*
Todd E. Benton	Common	173,759		*
Maria G. Gray	Common	118,958		*
Jeremy T. Bezdek	Common	-		-
Alan R. Tank	Common	-		-
Lyles United, LLC	Common	542,567	(3)	*
	Series B Preferred	512,820		55.32%
Neil M. Koehler	Common	293,425	(4)	*
	Series B Preferred	256,410		27.66%
SCF Investments LLC	Common	90,121	(5)	*
	Series B Preferred	85,180		9.19%
All executive officers and directors as a group (10 persons)	Common	4,061,094		5.26%

*	Less than 1.00%
(1)	Messrs. McGregor, Nathan, Kandris and Kieta, and Mses. Nury and Gray, are directors of Alto Ingredients, Inc. Messrs. McGregor, Benton, Olander and Sneed, and Ms. Graham, are executive officers of Alto Ingredients, Inc. The address of each of these persons is c/o Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554. Messrs. Bezdek and Tank are director nominees.
(2)	Includes 31,200 shares of common stock held by Mr. Nathan’s spouse.
(3)	Amount represents shares of common stock underlying our Series B Preferred Stock. The address of Lyles United, LLC is P.O. Box 26085, Fresno, CA 93729-6085.
(4)	Amount represents 22,142 shares of common stock of which Mr. Koehler is a holder of record and 271,283 shares of common stock underlying our Series B Preferred Stock. Mr. Koehler declined to provide information concerning his holdings of our common stock.
(5)	Amount represents shares of common stock underlying our Series B Preferred Stock. The address of SCF Investments LLC is 2735 E. Spring St. Long Beach, CA 90806.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plan as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders:
2016 Stock Incentive Plan	180,980	$—	4,149,991

(1)	Amount represents the “target” incentive award share payout under the performance-based portion of our long-term equity incentive compensation plan. The amount that may be earned is based on our attainment of preestablished performance goals selected by our Compensation Committee and is additionally subject to time-based vesting. A maximum incentive award payout of 361,960 shares may be issuable under incentive awards under the performance-based portion of our long-term equity incentive compensation plan.
(2)	The weighted-average exercise price does not account for the awards reflected in the table and described in footnote 1 above.

Executive Compensation and Related Information

Executive Officers

The following table sets forth information regarding our executive officers as of April 28, 2025:

Name	Age	Position(s) Held
Bryon T. McGregor	61	President and Chief Executive Officer
Todd E. Benton	52	Chief Operating Officer
Robert R. Olander	47	Chief Financial Officer
Auste M. Graham	45	Chief Legal Officer and Secretary
James R. Sneed	58	Chief Commercial Officer

Bryon T. McGregor has served as our President and Chief Executive Officer since August 2023 and prior to that time served as our Chief Financial Officer since November 2009. Mr. McGregor has also served as a director since June 2024. Mr. McGregor served as Vice President, Finance at Alto Ingredients from September 2008 until he became Interim Chief Financial Officer in April 2009. Prior to joining Alto Ingredients, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London, England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President of Project Finance for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University.

Todd E. Benton has served as our Chief Operating Officer since April 1, 2024 and prior to that as our Vice President of Operations since 2021. Prior to his tenure as our Vice President of Operations, Mr. Benton served as site manager for our Pekin Campus since 2018, overseeing health and safety, environmental compliance, operations, reliability, quality assurance, labor relations, procurement and logistics across the site. Mr. Benton has 30 years of operations and leadership experience in corn wet milling, high quality alcohol and dry grind fuel ethanol production. Mr. Benton began his career in 1994 at the Pekin wet mill for Pekin Energy Company through a joint venture between CPC and Texaco. Prior to joining us, Mr. Benton spent five years with Flint Hills Resources (Koch Industries) as Plant Manager and as the Senior Process Engineer leader for the Biofuels & Ingredients business. Prior to his tenure with Koch Industries, Mr. Benton served in various leadership roles for Williams Companies and Aventine Renewable Energy, Inc., with his last five years in the role of Director of Operations for those companies. Mr. Benton has a B.S. degree in Biology from Eastern Illinois University and studied Business Administration at Bradley University.

Robert R. Olander has served as our Chief Financial Officer since August 2023. Mr. Olander had previously served as our Vice President, Corporate Controller since August 2015 and before that, in other management related roles since employment with us in March 2007. Prior to joining Alto Ingredients, he served as Controller and Business Manager at Hampton Distribution Companies and supervised audit and consulting at James Marta & Company. He began his career at Deloitte & Touche in audit and assurance working with ConAgra, Berkshire Hathaway and Union Pacific, among others. Mr. Olander has a B.S. in Business Administration from Midland University and is a Certified Public Accountant.

Auste M. Graham has served as our Chief Legal Officer (a position formerly referred to as our General Counsel) and Secretary since February 2022. Prior to joining Alto Ingredients, Ms. Graham was employed as Vice President, Legal for Essentra plc, a packaging, components and filters manufacturer headquartered in the U.K., where she was responsible for all legal affairs in the Americas from January 2018 to February 2022. Prior to joining Essentra plc, Ms. Graham served as Senior Legal Counsel in the U.S. for AkzoNobel, a global paints, coatings and special chemicals company headquartered in the Netherlands, from 2015 to 2018. Ms. Graham began her career at Schiff Hardin LLP, where she provided general corporate representation to public and private companies, managing mergers and acquisitions, governance and compliance matters, and corporate and securities transactions, including corporate debt and equity offerings and private equity investments. Ms. Graham has a B.A. degree in Latin American Studies from Vassar College and a J.D. from Vanderbilt University Law School.

James R. Sneed has served as Vice President of Supply & Trading, now retitled to Mr. Sneed’s current position as Chief Commercial Officer, since September 2012. Mr. Sneed has worked for over 30 years in various senior management and executive positions in the alcohol production industry. Prior to joining Alto Ingredients in 2012, Mr. Sneed was employed by Hawkeye Gold, LLC from April 2010 to September 2012, ultimately serving as Vice President – Ethanol Marketing and Trading. Prior to that time, from May 2003 to April 2010, Mr. Sneed was employed by Aventine Renewable Energy, an ethanol production and marketing company, where he helped build its operations from two ethanol plants in two states to marketing for fifteen production facilities in eight states, ultimately serving as Vice President, Marketing and Logistics. Mr. Sneed has a B.S. degree in Accounting from Olivet Nazarene University and has an MBA degree from Northwestern University, Kellogg School of Management.

Family Relationships

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers, directors and director nominees.

Compensation Discussion and Analysis

In this section, we explain the material elements of our executive compensation program for our Chief Executive Officer and our other named executive officers, or NEOs, identified below whose compensation is in the executive compensation tables beginning with the “Summary Compensation Table” below.

●	Bryon T. McGregor, President and Chief Executive Officer

●	Todd E. Benton, Chief Operating Officer

●	Robert R. Olander, Chief Financial Officer

●	Auste M. Graham, Chief Legal Officer and Secretary

●	James R. Sneed, Chief Commercial Officer

The executive compensation tables provide additional important information regarding the compensation and benefits awarded to, earned by or paid to our NEOs over our last three fiscal years, as well as the compensation program in which our NEOs are eligible to participate. You should read that section in conjunction with this section.

The Compensation Committee of our Board administers our executive compensation program. Each member of the Compensation Committee is “independent” under applicable Nasdaq listing standards, is an “outside director” within the meaning of Internal Revenue Code Section 162(m) and is a non-employee director within the meaning of Section 16 of the Exchange Act.

Executive Summary

Our executive compensation program is intended to achieve the following objectives:

●	attract, retain, motivate and reward key executive officers responsible for our success;

●	align and strengthen the mutuality of interests of our executive officers, our company and our stockholders;

●	deliver compensation that reflects our financial and operational performance, while providing the opportunity to earn above-targeted total compensation for exceptional performance; and

●	provide total compensation to each executive officer that is internally equitable, competitive, and influenced by company and individual performance.

We believe that our success depends in large part on our ability to attract, retain and motivate qualified executives through competitive compensation arrangements. We also believe that the compensation paid to our executive officers should be influenced by the value we create for our stockholders. For these reasons, our Compensation Committee believes that our compensation program should provide incentives to attain both short- and long-term financial and other business objectives and reward those executive officers who contribute meaningfully to attaining those objectives. The Compensation Committee supports a pay-for-performance philosophy within a compensation structure that is competitive, internally equitable and responsible.

Our executive compensation program consists of three primary elements:

●	base salary;

●	annual cash incentive compensation; and

●	long-term equity incentive compensation.

2024 Business Highlights

Our base salary, annual cash incentive compensation and long-term equity incentive compensation decisions for 2024 described in this Executive Compensation section were made in March 2024 and March 2025.

We had a number of significant challenges in 2024, including an overall low crush margin environment for most of the year, particularly at our Western operations, but we were able to make significant progress toward our longer-term strategic and other goals. Highlights of 2024 include:

●	Finalized our CO2 Transportation and Sequestration Agreement. In the fourth quarter, we entered into a CO2 Transportation and Sequestration Agreement with Vault 44.01 relating to our carbon capture and storage initiative.

●	Rationalized our businesses across our organization. In response to a challenging market environment, we took decisive action to rationalize our businesses across our organization. Overall, we reduced headcount by 16% and reduced our annual expense run rate by nearly $8.0 million.

○	We integrated Eagle Alcohol’s high quality alcohol bulk operations and customers into our Pekin Campus and Kinergy businesses. We are now focusing on converting Eagle Alcohol’s break-bulk warehousing and trucking operations into a profitable service center.

○	We cold-idled our Magic Valley facility at the end of 2024 and, to partially offset remaining carry expenses and serve our customers in the area, we are opportunistically using the facility as a renewable fuel terminal. Cold idling our Magic Valley facility should have a positive impact on our overall financial results in 2025 compared to 2024.

●	Arranged for the acquisition of liquid CO2 processing facility at our Columbia site. In the fourth quarter, we laid the groundwork and completed all necessary diligence and documentation to acquire, effective as of January 1, 2025, Kodiak Carbonic, a beverage-grade liquid CO2 processor. This processing facility, renamed Alto Carbonic, is located adjacent to our Columbia plant in Boardman, Oregon and has been operating profitably since 2015. Simultaneous with this acquisition, we entered into an amended long-term sales offtake agreement with a leading North American industrial gas supplier. The acquisition is immediately accretive and has a compelling payback of approximately two years. The acquisition immediately stems the recent lack of profitability at our Columbia plant, provides a stronger financial foundation to overcome competitive challenges for destination plants and significantly increases the value of these combined assets.

●	Began exploring the sale of our Western operations and other strategic transactions. As part of our ongoing efforts to maximize stockholder value, we engaged an investment banking firm to explore the sale of our production facilities located in Oregon and Idaho. In addition, with the assistance of our financial and legal advisors, we are considering a broad range of other options, including asset sales, a merger or other strategic transactions to better align our long-term value potential.

●	Successfully completed our biennial wet mill outage. We successfully completed our biennial wet mill outage at our Pekin Campus in April. Our wet mill was offline for ten days while we executed a scope of work with over 450 discrete tasks focused on corrective and preventative maintenance as well as upgrades to plant infrastructure. We returned the plant to operation and increased its productivity rate to the highest level since 2020. Carrying these improvements into 2025, we expect to produce an additional 8 million gallons for the full year, lowering our per gallon cost of production and enabling us to produce a greater volume of specialty alcohols.

●	Obtained ISCC certification for our Pekin Campus. We applied for, and in late summer obtained for our Pekin Campus, ISCC certification, for our renewable fuels business to allow us to ship qualified renewable fuel to the European Union where we typically are able to garner premium prices compared to domestic markets. We began exporting certified renewable fuel to European markets in the fourth quarter and anticipate expanding exports in 2025.

●	Advanced or completed multiple sustainability initiatives. We advanced or completed multiple sustainability initiatives. See also “Governance and Sustainability” above.

○	We completed our Scope 1 and 2 greenhouse gas verifications as part of our sustainability efforts.

○	We completed our company-wide sustainability report covering the prior year period, increasing our disclosures on topics such as environmental, health, safety, quality and social metrics.

○	We received a 2024 Bronze Medal sustainability rating from EcoVadis for our Pekin Campus plants.

○	We conducted materiality assessments with internal and external stakeholders and identified multiple long-term market opportunities to viably expand our bio-based renewable offerings.

○	We earned third-party certifications, including for areas such as oversight on risk management; chemical storage, handling, transportation and disposal; multiple food safety initiatives; quality management; good manufacturing practices and requirements for all active pharmaceutical ingredients and excipient products; and supply chains for waste streams.

As a result of our financial performance and other factors discussed under “Compensation Decisions for 2024” below and elsewhere in this Executive Compensation and Related Information section, total actual direct compensation for 2024 as compared to 2023—which includes actual base salary, annual cash incentive compensation and long-term equity incentive compensation, increased or declined for our NEOs, as follows. See also “—Summary Compensation Table” below.

●	Bryon T. McGregor, President and Chief Executive Officer. Total actual direct compensation for Mr. McGregor for 2024 declined by approximately 18% primarily due to a lower value of stock awards in 2024 because, first, the price floor used for awards was $3.00 per share for 2024 compared to $2.00 per share for 2023 and, secondly, Mr. McGregor received an additional award of restricted stock in 2023 upon his elevation to his position as our President and Chief Executive Officer.

●	Todd E. Benton, Chief Operating Officer. Total actual direct compensation for Mr. Benton for 2024 increased by approximately 50% primarily due to higher salary and a higher grant date fair value of additional long-term equity incentive compensation in connection with his elevation in the second quarter of 2024 to his position as our Chief Operating Officer.

●	Robert R. Olander, Chief Financial Officer. Total actual direct compensation for Mr. Olander for 2024 declined by approximately 11% primarily due to a lower value of stock awards in 2024 because, first, the price floor used for awards was $3.00 per share for 2024 compared to $2.00 per share for 2023 and, secondly, Mr. Olander received an additional award of restricted stock in 2023 upon his elevation to his position as our Chief Financial Officer.

●	Auste M. Graham, Chief Legal Officer and Secretary. Total actual direct compensation for Ms. Graham for 2024 was largely flat compared to 2023, increasing by less than 1% primarily due to a higher base salary and annual cash incentive compensation, partially offset by a lower value of stock awards for 2024 because the price floor used for awards was $3.00 per share for 2024 compared to $2.00 per share for 2023.

●	James R. Sneed, Chief Commercial Officer. Total actual direct compensation for Mr. Sneed for 2024 was largely flat compared to 2023, increasing by approximately 2% primarily due to a higher base salary and annual cash incentive compensation, partially offset by a lower value of stock awards for 2024 because the price floor used for awards was $3.00 per share for 2024 compared to $2.00 per share for 2023.

The 2024 compensation information in this Proxy Statement includes actual results for 2024 under our annual cash incentive compensation plan. Our annual cash incentive compensation plan payouts for 2024 were determined and made in March 2025. No payouts were made in respect of the financial or key performance indicator, or KPI, performance elements of our annual cash incentive compensation plan because our Adjusted EBITDA of negative $8,531,000 fell below the payout threshold for 2024 of Adjusted EBITDA of $25,000,000 and we did not achieve at least three of our seven KPI thresholds for 2024. Our NEOs performed well, however, in their execution of a number of other initiatives in 2024, as noted in the 2024 business highlights summarized above and their individual accomplishments noted below, and consequently, our NEOs each received target payouts under the individual performance element of the plan. See “—Individual NEO Compensation Targets and Results” below.

Compensation Philosophy and Objectives

Our compensation philosophy and objectives are to align the interests of our executive officers with those of our stockholders and incentivize our executive officers to attain our short- and long-term financial and other business goals. We also seek to ensure that our executive compensation structure and total compensation is fair, reasonable and competitive in the marketplace so that we can attract and retain superior personnel in key positions. In addition, we endeavor to provide an executive compensation structure and total compensation that are internally equitable based upon each executive officer’s role and responsibilities. Our Compensation Committee seeks to make executive compensation decisions that embody this philosophy and that are directed towards attaining these objectives.

In implementing our compensation philosophy and objectives, our Compensation Committee reviews and analyzes each executive position, including the importance and scope of the role and how the position compares to other Alto Ingredients executive officers and personnel. Our Compensation Committee also compares these positions to similar positions at organizations from across the United States, including organizations engaged in the chemicals, light and heavy manufacturing, and construction and materials industries, as further described below under “Benchmarking.” In addition, our Compensation Committee draws from other compensation-related market data. This information helps provide our Compensation Committee with an understanding of how total compensation for each executive officer relates to the value of his or her position.

We believe that structuring our executive officer compensation program to align the interests of our executive officers with our interests and those of our stockholders, and properly incentivizing our executive officers to attain our short- and long-term business goals, best serves the interests of our stockholders and creates stockholder value. We believe this occurs through motivating our executive officers to attain our short- and long-term business goals and retaining these executive officers by providing compensation opportunities that are competitive in the marketplace and internally equitable. We also endeavor to design our executive compensation program so that it is not reasonably likely to materially and adversely affect us, as discussed in more detail in “Compensation Risk Analysis” below. We intend that total compensation paid or available to our executive officers, including base salary, annual cash incentive compensation and any special discretionary bonuses, long-term equity incentive compensation and benefits, is consistent with our compensation philosophy and objectives described above.

Compensation Governance Practices

Below we highlight various executive compensation governance practices intended to align the interests of our executive officers with those of our stockholders, incentivize the attainment of our short- and long-term business objectives, and attract and retain superior employees in key positions.

●	Pay-for-performance. We tie a substantial portion of pay to company and individual performance. We structure total compensation with significant annual cash incentives and a long-term equity component, thereby making a substantial portion of each NEO’s targeted total compensation dependent upon company and individual performance as well as the performance of our stock price. In addition, for 2024, we instituted a performance-based equity incentive compensation plan alongside our customary long-term equity compensation plan. In 2025, we further weighted performance-based equity compensation by reducing the proportion of time-vested equity incentive compensation and increasing the proportion of performance-based equity incentive compensation such that all NEOs were granted 50% each of time-vested and performance-based equity compensation.

●	Retention through long-term equity awards. We employ long-term equity awards through grants of restricted stock that vest in the future. These equity awards are designed to aid in our retention of key personnel in important positions and align the interests of our executive officers with those of our stockholders. As noted above, for 2024, we instituted a performance-based equity incentive compensation plan, the awards under which are also subject to long-term time-based vesting.

●	Long and minimum vesting periods. Our time-vested equity awards to our NEOs generally vest in annual installments over a three-year period with an initial minimum vesting period of one year.

●	Executive stock holding policy. We have adopted an executive stock holding policy to better align executive compensation with our long-term interests and those of our stockholders and to address the time horizon of risks.

●	Linkage of annual cash incentive compensation plan to company performance. Our annual cash incentive compensation plan links a majority of targeted and potential payouts to our financial and KPI performance. The 2024 performance measures for the compensation pool for our annual cash incentive compensation plan were:

○	Financial Performance. Adjusted EBITDA is the financial performance measure we selected for the financial component of our annual cash incentive compensation plan, which we weighted at 50% for our NEOs.

○	KPI Performance. As discussed below, we selected various KPIs as performance measures for the KPI component of our annual cash incentive compensation plan, which we weighted at 30% for our NEOs.

○	Individual Performance. Individual performance, measured against pre-established goals, is the non-financial performance measure we selected for the final component of our annual cash incentive compensation plan, which we weighted at 20% for our NEOs.

●	Perquisites. We do not currently offer our NEOs any significant perquisites, other than certain travel perquisites or those offered to our employees generally. Our executive officers are not guaranteed any retirement or pension benefits or any non-qualified deferred compensation plans. Instead, we offer our NEOs the opportunity to accumulate assets through their equity awards and the appreciation of their equity awards and offer the opportunity to participate in our 401(k) plan and a health savings account plan on the same basis as our other employees.

●	Independent compensation consultant. Our independent compensation consultants are retained directly by our Compensation Committee.

●	No short selling, pledging or hedging. Our insider trading policy prohibits all employees, officers and directors from engaging in any short sale of Alto Ingredients securities, as well as any transaction involving puts, calls, collars, forward sales contracts, warrants or other options on Alto Ingredients securities. Additionally, our executive officers are restricted from pledging Alto Ingredients securities as collateral for a loan.

●	No option re-pricing. Our equity incentive plan does not permit options or stock appreciation rights to be repriced to a lower exercise price without the approval of our stockholders, except in connection with certain changes to our capital structure.

●	Clawback policies.

○	Legacy policy. If we are required to restate our financial statements, regardless of cause, including, without limitation, due to: (i) material noncompliance with any financial reporting requirements under the federal securities laws; (ii) an error, miscalculation or omission; or (iii) the commission of an act of fraud or other misconduct, including dishonesty, unethical conduct or falsification of our records, then our Compensation Committee is required to recoup incentive compensation, including any cash or equity incentive compensation, awarded or paid to any executive officer, including any NEO, during at least a three-year recoupment period.

○	Dodd-Frank policy. We have adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by The Nasdaq Stock Market, which generally provides that if we are required to prepare an accounting restatement (including a restatement to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we must recover from our current and former executive officers any incentive-based compensation that was erroneously received on or after October 2, 2023 and during the three years preceding the date that we are required to prepare such accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure. For any incentive-based compensation received before October 2, 2023, our legacy clawback policy will continue to apply.

Executive Compensation Program and Processes

Participants

Compensation Committee

Our Compensation Committee, with input from our management and one or more independent compensation consultants, establishes, updates and administers our executive compensation program. Our Compensation Committee establishes our compensation philosophy and objectives, oversees the design and administration of our executive compensation program, establishes the elements and mix of total compensation, sets the parameters and specific target metrics of our performance-based incentive compensation plan, and determines the target compensation of our executive officers.

Our Compensation Committee has the authority to retain independent counsel, advisors and other experts to assist it in the compensation-setting process and receives adequate funding to engage those service providers.

Independent Compensation Consultants

Our Compensation Committee engaged Korn Ferry as its independent advisor starting in 2013 following a competitive request for proposal from three different compensation consultants. Korn Ferry was selected based on its expertise and skilled team dedicated to meet the needs of our Compensation Committee and its experience with alcohol production and other companies closely tied to agriculture and commodity businesses. Korn Ferry continued to provide independent advisor services to our Compensation Committee through part of 2023.

During 2023, after a thorough analysis of compensation consultants who responded to our request for proposal, our Compensation Committee engaged Pay Governance as its new independent advisor for its compensation review. Pay Governance was selected based on its insightful responses to our request for proposal and subsequent interview with our selection committee, its experience with similarly situated public companies with comparable revenues and commodity-based businesses, and its expertise and skilled team dedicated to meet the needs of our Compensation Committee.

Our compensation consultants furnished independent data, market analyses and advice to our Compensation Committee concerning executive compensation, including regarding the competitiveness of compensation plan design and evolving executive compensation trends and practices. Pay Governance attends and participates in Compensation Committee meetings from time to time as and when requested by our Compensation Committee. Pay Governance also advises our Compensation Committee on the principal aspects of our executive compensation program, including the implementation of our compensation philosophy and objectives, and specific elements of executive compensation.

In evaluating Pay Governance’s independence, our Compensation Committee considered multiple factors. In particular, our Compensation Committee reviewed all services Pay Governance provided to Alto Ingredients since our business relationship commenced. These services included consulting services and market benchmarking to help us determine appropriate compensation for our NEOs. Compensation consultant services also included dilution modeling for our equity incentive plan and advice concerning our long-term equity incentive compensation. The fees for these consulting services were not segregated between consulting services in respect of NEO compensation and consulting services in respect of non-NEO personnel compensation. In total, fees paid to Korn Ferry and Pay Governance for 2023 were approximately $8,500 and $36,600, respectively. We did not engage any compensation consultant, and no fees were paid to any compensation consultant, in respect of any services for 2023 and 2024 other than for work with our Compensation Committee and management to help us determine appropriate compensation for those years for our NEOs. We had no compensation consultant expenses for 2022.

During 2024, fees paid to Pay Governance were approximately $7,800. Pay Governance benchmarked top executives pay against peers, reviewed our 2024 annual and long-term incentive plan designs, and addressed questions regarding stock ownership guidelines. In evaluating the independence of our compensation consultants, our Compensation Committee also considered the internal mechanisms and policies of the compensation consultants to ensure their ability to provide objective advice, including that:

●	our compensation consultants are hired by the Compensation Committee and report directly to the Compensation Committee; and

●	our compensation consultants each have a broad base of clients, which reduces reliance on any specific account for achieving their respective business goals.

Our compensation consultants also represented to the Compensation Committee that there are no personal or business relationships between the account manager or consultants assisting our Compensation Committee, and any member of the Compensation Committee or any NEO beyond the Alto Ingredients relationship. Further, the account manager and consultants assisting our Compensation Committee do not directly own any Alto Ingredients shares (although some investments controlled solely by independent, third-party managers may own Alto Ingredients shares by way of indexed funds). Based on the above and other factors, including the factors set forth under Rule 10C-1 of the Exchange Act, the Compensation Committee assessed the independence of the compensation consultants and concluded that no conflict of interest exists that would prevent them from independently advising the Compensation Committee.

Management

Our Chief Executive Officer and other executive officers attend Compensation Committee meetings as requested by the Compensation Committee. These individuals are not present during executive sessions of Compensation Committee meetings except at the invitation of the Compensation Committee. Our Vice President of Human Resources, under the direction of our Chief Executive Officer, leads our management in preparing recommendations on executive and employee compensation requested by the Compensation Committee.

Benchmarking

Our Compensation Committee benchmarks the total compensation of our NEOs using compensation market data as a reference to assist it in understanding the competitive pay positioning of total compensation and each element of compensation. Our Compensation Committee reviews compensation for each executive officer in relation to the 25th, 50th and 75th percentiles of the historical compensation market data that, along with other factors, provides context for executive pay decisions.

Our compensation consultant provided, for comparative purposes, compensation data from surveys of third parties that includes information from United States industrial companies, including organizations engaged in the chemicals, light and heavy manufacturing, and construction and materials industries. Except as noted below, this compensation data and peer group have not been updated since 2020. We have identified in Appendix A to this Proxy Statement the peer companies identified by our compensation consultant.

For compensation data pertinent to establishing compensation for Bryon T. McGregor upon his appointment as our President and Chief Executive Officer in 2023, for Robert R. Olander upon his appointment as our Chief Financial Officer in 2023, and for Todd E. Benton upon his appointment as our Chief Operating Officer in 2024, Pay Governance provided, for comparative purposes, executive compensation information in publicly filed peer company documents. In considering our peer group, our Compensation Committee, aided by Pay Governance, reviewed various business attributes and financial metrics to assess whether a company is reasonable for inclusion in the peer group. Our Compensation Committee evaluated factors such as each peer company’s industry, products, revenues, EBITDA, market capitalization and employee headcount, among others. In addition, various members of management provide input to the Compensation Committee relative to understanding key financial metrics, competitors for talent, competitors in the market and other factors. We have identified in Appendix B to this Proxy Statement the peer companies identified by our compensation consultant.

Other Factors Considered in Setting Compensation

In addition to a review of our competitive market position, our Compensation Committee also considered several other important factors in setting executive compensation for 2024, including our financial performance, progress towards our strategic and other business objectives, internal pay equity considerations, the experience and responsibilities of each NEO, budget constraints, market conditions, and individual performance, including individual contributions to our achievements.

As part of the 2024 compensation-setting process for our NEOs, our Compensation Committee also reviewed “tally sheets” comprised of spreadsheets and tabular information that indicated the dollar amount of each component of compensation, including current and proposed base salaries, the proposed actual cash incentives to be paid for the prior year and the targeted cash incentives for the current year, and current projected values for the proposed equity-based awards based on stock price assumptions. The purpose of those tally sheets was to provide our Compensation Committee with a comprehensive snapshot of both the actual compensation provided to our executive officers and the potential compensation that could result from the various components of their proposed 2024 compensation packages. Our Compensation Committee did not adjust target compensation for potential payments under our severance and change-in-control arrangements as the Compensation Committee sought to maintain the appropriate incentives for transactions that might result in severance and change-in-control payments. See “Other Policies and Factors Affecting Executive Officer Compensation—Severance and Change-in-Control Arrangements” below.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an advisory vote on the compensation of our NEOs each year. Our 2024 “say-on-pay” proposal received approximately 74% support from our stockholders. Our Compensation Committee considered the outcome of this advisory vote and believes it conveyed the overall support of our stockholders of the Compensation Committee’s decisions and our executive compensation program and practices for 2023. We did, however, continue with our stockholder engagement outreach program that we commenced in 2022. We took the following significant actions in response to “say-on-pay” vote results, certain investor feedback and guidelines published by proxy advisory firms:

What We Heard	How We Have Addressed
Use separate metrics in incentive plans.	We adopted separate metrics for our annual cash incentive compensation (STI) and long-term equity incentive compensation (LTI) programs.
Discuss responsiveness to stockholder feedback.	We expanded disclosure concerning our stockholder input, practices, governance and ESG matters.
Adopt a clawback policy.	We adopted a compensation recovery (clawback) policy to allow the Board to recover annual cash or long-term equity incentive awards in connection with a material financial restatement.
Make a meaningful portion of long-term equity incentive compensation vest based on performance.	For 2024, 25% of our LTI grants to our executive officers were tied to our performance as measured by Adjusted EBITDA ROA. In 2025, 50% of our LTI grants to our executive officers are tied to our performance as measured by Adjusted EBITDA ROA. In addition, for 2025, our Compensation Committee approved an STI program under which the payout of the STI award is based on three elements: our financial performance, the attainment of KPIs, and the NEO’s individual performance.

Investor Engagement

As part of our ongoing stockholder engagement outreach program, our Chief Executive Officer, Chief Financial Officer, other members of our leadership team and investor relations personnel are available to investors, and we participate in investor conferences and investor calls throughout the year. Investor feedback is shared with the Board and our leadership team as a whole. Stockholder engagement has covered many topics and, for 2024, included a recommendation to increase disclosure around the individual performance component of our annual cash incentive compensation plan, queries concerning oversight by our Audit Committee of our cybersecurity program, and questions around expertise and training of members of our Audit Committee regarding cybersecurity. We also discussed other topics with stockholders such as our strategies, the Inflation Reduction Act of 2022, decarbonization initiatives, ultra-high protein products, our carbon capture and storage initiative, risk management, sustainability and economic drivers to our business. We also had various calls with significant stockholders around a Board refresh to search for and nominate new members to our Board. We incorporated various feedback received through investor engagement with a number of our larger stockholders, together with guidelines published by proxy advisory firms.

What We Heard	How We Will Address or Have Addressed
Operational excellence is paramount.	We made CapEx investments of $78 million to improve our operations over the past three years.
Stockholders are interested in a decarbonization strategy.	In 2024, we advanced carbon value optimization at our Pekin Campus and signed a Carbon Transportation and Sequestration Agreement with Vault 44.01. In January 2025, we acquired a liquid CO2 processing facility adjacent to our Boardman, Oregon plant. We are increasing local corn sourcing in Oregon to reduce CO2 produced in the transportation of production inputs to our Boardman, Oregon plant and we are lowering the Boardman facility’s carbon intensity scores. We are working with local agriculture to initiate and integrate ISCC qualified crop production.
Cybersecurity training and expertise is critical to the Audit Committee.	Members of our Board, including the members of our Audit Committee, are required to participate in our IT security training program.
Disclose details of the individual performance component of our STI plan.	We have identified the individual accomplishments of our NEOs. See “—Individual NEO Compensation Targets and Results” below.

We will evaluate the results of our proposal in this Proxy Statement to submit “say-on-pay” advisory proposals to our stockholders on a triennial frequency and, even if a triennial frequency is approved by our stockholders, we may select an annual or biennial frequency. Our Compensation Committee will continue to consider the results of future “say-on-pay” advisory votes in its ongoing evaluation of our compensation program and practices.

Our Compensation Committee and our full Board value input from our stockholders. We will continue to carefully consider the results of our “say-on-pay” vote and seek direct feedback from our stockholders.

Risk Considerations

As discussed in “Compensation Risk Analysis” below, the Compensation Committee reviews our compensation program annually and for 2024 concluded that this program did not create risks that are reasonably likely to have a material adverse effect on us.

Elements of Compensation

Our executive compensation program is comprised of three principal elements designed to operate together as part of an integrated compensation package to further our compensation objectives. The three principal elements of our executive compensation program are:

●	cash compensation in the form of base salary;

●	annual cash incentive compensation; and

●	long-term equity incentive compensation.

In addition, our executive compensation program also includes indirect compensation in the form of standard employee benefits, limited perquisites and other executive benefits, and severance and change-in-control benefits. Our executive compensation program also allows for special discretionary cash or equity awards to address specific individual or other circumstances not fully addressed by the three principal elements of our executive compensation program.

In making compensation decisions, our Compensation Committee exercises its judgment on the overall level of compensation provided by this total compensation package as well as the mix of the three principal elements of compensation.

Base Salary

Our Compensation Committee reviews the base salary levels of our executive officers annually and makes such adjustments as it deems appropriate after considering the officer’s level and scope of responsibility and experience, company and individual performance, competitive market data, and internal pay equity considerations.

Annual Cash Incentive Compensation

Annual cash incentive compensation for key employees, including our NEOs, consists of cash awards under our short-term incentive plan. We have an annual cash incentive compensation plan applicable to all executive officers. Participants are eligible for annual cash incentive compensation based upon the attainment of pre-established goals. Awards under the plan for 2024 were based on three elements: company financial performance, company KPIs and the NEO’s individual performance. Our Compensation Committee believes that these elements will best incentivize our executive officers to attain our short- and long-term financial and other business goals. The 2024 payout structure under our annual cash incentive compensation plan for our NEOs is set forth below:

Target ($)	x	Performance Factor	=	Overall Payout

● Target $ = % of base salary ● NEO Target %: ➢ CEO: 80% ➢ Other NEOs: 60%

● Financial performance:

➢ 50% weight

➢ Min/max payout for Adjusted EBITDA: 0%/200% of target

● KPI performance:

➢ 30% weight

➢ Min/max payout: 0%/200% of target

● Individual performance:

➢ 20% weight

➢ Min/max payout: 0%/100% of target

● Minimum payout: 0% of target ● Target Payout: 100% of target ● Maximum payout: 180% of target

Our Compensation Committee selected our annual cash incentive compensation plan as the vehicle for cash incentive compensation for 2024 for our executive officers because the Compensation Committee believes the plan properly incentivizes our executive officers by focusing primarily on our financial performance, as further discussed below, while allowing awards to reflect other important factors, including an executive officer’s individual performance and accomplishments.

Financial Performance

We have an annual cash incentive compensation plan applicable to all NEOs. Our annual cash incentive compensation plan uses our Adjusted EBITDA as the financial performance element and is based on an Adjusted EBITDA goal established by our Compensation Committee. The Compensation Committee expects to change the numerical Adjusted EBITDA goal from year to year and may include financial performance measures other than Adjusted EBITDA in future years. For 2024, our Compensation Committee also established various KPIs as performance measures, as discussed separately below.

The Compensation Committee selected the Adjusted EBITDA metric because it believes that net income or loss before interest income/expense, provision/benefit for income taxes, and depreciation and amortization, or EBITDA, is an industry-accepted measure of overall financial performance and demonstrates our financial performance and ability to reinvest in our business. We define Adjusted EBITDA as unaudited consolidated net income or loss before interest expense, interest income, unrealized derivative gains and losses, acquisition-related expense, provision or benefit for income taxes, asset impairments, depreciation and amortization expense, and fair value adjustments. The Compensation Committee departed from the standard EBITDA metric because it believes Adjusted EBITDA better reflects Alto Ingredients’ financial performance on a year-over-year basis by excluding non-recurring, non-cash charges or gains from asset impairments, unrealized derivative gains and losses, acquisition-related expense and fair value adjustments. Use of the Adjusted EBITDA metric also allowed the Compensation Committee to incentivize our executive officers to focus on factors over which they can exert control, such as attaining higher margins through managing production volumes relative to both specialty alcohol and essential ingredient sales prices and production input costs, increasing production efficiencies, and controlling operating costs such as selling, general and administrative expenses, all of which impact Adjusted EBITDA. The Compensation Committee also desired to omit from the financial performance metric those factors over which the executive officers have less control and which it viewed as less relevant to measuring year-over-year financial performance, such as recurring interest income/expense and taxes as well as non-cash charges or gains from depreciation and amortization, asset impairments, acquisition-related expense and fair value adjustments. See Appendix C for a reconciliation of our Adjusted EBITDA to consolidated net income (loss), its most directly comparable measure under generally accepted accounting principles.

The financial performance element for 2024 was weighted at 50% and was the most heavily weighted element. This element was assigned the highest weighting because the principal purpose of our annual cash incentive compensation plan is to motivate and reward participants for achieving our financial goals, while allowing significantly higher payouts for 2024 of up to 200% of the targeted payout amount for financial outperformance, and to align participant and stockholder interests.

KPI Performance

The KPI performance element for 2024 was weighted at 30% and is based on the following KPIs: corn oil yield; ratio of protein feed (dry) production; ethanol yield; SG&A expenses as a percentage of alcohol production volume; production uptime; repairs and maintenance expense per gallon produced; and cost savings. Our Compensation Committee sought to specifically incentivize improvement across these particular KPIs to drive overall financial performance, including Adjusted EBITDA.

This element was assigned the second highest weighting because the principal purpose of our annual cash incentive compensation plan is to motivate and reward participants for achieving our financial goals, which these KPIs promote, while allowing significantly higher payouts for 2024 of up to 200% of the targeted payout amount for KPI outperformance, and to align participant and stockholder interests. However, if we did not attain a threshold Adjusted EBITDA of $25,000,000 for 2024, our NEOs could not receive more than 100% of targeted payout amounts for the KPI performance element even if we achieved our KPI goals.

Individual Performance

The individual performance element for 2024 was weighted at 20% and is based on individual participant goals formulated with reference to quantitative criteria and subjective elements established by each participant’s supervisor, in consultation with our executive committee. Individual performance goals are aligned with our corporate strategic objectives. The extent to which a participant is deemed to have achieved his or her individual performance goals is determined by our executive committee in consultation with the participant’s supervisor. However, the extent to which a participant who is an executive officer (other than our Chief Executive Officer) is deemed to have achieved his or her individual performance goals is recommended by our Chief Executive Officer but ultimately determined by our Compensation Committee. Payout under the individual performance element is in the discretion of the Compensation Committee and could range from 0% to 100% of the participant’s targeted payout amount; provided, that the Compensation Committee retains discretion to grant a payout in excess of 100% of a participant’s targeted payout amount for his or her individual performance if the total amount granted to all participants for their individual performances did not exceed the total targeted payout amount for all participants for their individual performances.

Long-Term Equity Incentive Compensation

Long-term equity incentive compensation for key employees, including our NEOs, generally consists of awards of restricted stock under our equity incentive plan. Although we have granted stock options in the past, awards under our equity incentive plan have primarily been in the form of restricted stock grants as a means of providing long-term equity incentive compensation. We believe that shares of restricted stock are less subject to market volatility than stock options and therefore offer a more balanced and competitive equity compensation arrangement.

Considering feedback received from our stockholders, our Compensation Committee implemented for 2024 a performance-based equity incentive compensation plan to tie a portion of our long-term equity incentive compensation to our financial performance. This program first applied for the 2024 compensation period and is described below.

The Compensation Committee approves equity awards for our NEOs in connection with the annual review of their individual performance and overall compensation. The annual awards are typically made near the end of the first quarter and represent a majority of the shares granted for the year under our long-term equity incentive compensation plan. Each time-vested award is designed primarily as a retention tool, typically requiring the executive to remain with Alto Ingredients for at least one year after the date of grant to receive the benefit of one-third of the award on partial vesting and at least three years to receive the full benefit of the award on full vesting. We believe our equity incentive compensation aligns the interests of our NEOs with those of our stockholders and provides each NEO with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business by tying significant portions of the recipients’ compensation to the market price of our common stock.

Time-vested awards of restricted stock typically vest annually over a three-year period of continued service measured from the grant date. Each award of restricted stock will provide a return to the NEO only to the extent he or she remains employed with us during the partial or full vesting period, and for our 2024 performance-based equity incentive compensation plan, only to the extent we satisfy the minimum financial performance criteria.

In making long-term equity incentive awards, our Compensation Committee sets a target value for the award for each executive officer based on its judgment about the factors used in setting executive officer total compensation described under “Compensation Philosophy and Objectives” above as well as our Compensation Committee’s judgment regarding the desired mix of base salary, annual cash incentives and long-term equity incentives. Our Compensation Committee also considers outstanding vested and unvested equity awards to executive officers, the stock ownership levels of executive officers and the potential dilutive effect on our stockholders.

For annual grants, once our Compensation Committee determines the target value of a recipient’s long-term equity incentive award, we establish the specific number of shares subject to the award by dividing the target value of the equity grant by the closing price of a share of our common stock on March 15th or a higher price determined appropriate under the circumstances by our Compensation Committee. Grants typically occur at a later date during our annual compensation decision-making cycle. We chose the date of March 15th to avoid the appearance of market-timing and because it is a consistent date year-to-year. However, the number of shares granted multiplied by the closing price of a share of our common stock on the date of grant is the valuation model we use for our financial statements determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Stock Compensation. For this reason, the long-term equity incentive compensation target amounts for our NEOs differ from the actual amounts reflected in the Stock Awards column in the Summary Compensation Table below. See “Individual Executive Officer Compensation Targets” and “Summary Compensation Table” below.

Performance-Based Equity Incentive Compensation Plan

Our Compensation Committee adopted, in March 2024, a performance-based equity incentive compensation plan to be administered under our 2016 Stock Incentive Plan. The compensation program applies to our executive officers and is designed to tie certain equity incentive compensation to our financial performance.

Under the compensation program, the Compensation Committee may grant awards to our executive officers. The awards consist of performance-based grants of restricted stock that vest upon the attainment of predetermined financial targets and are additionally subject to time-based vesting.

Our Compensation Committee selected the financial performance measure of Adjusted EBITDA ROA to determine payouts under the program. The Compensation Committee has the discretion to define and determine Adjusted EBITDA ROA.

The Compensation Committee currently defines Adjusted EBITDA the same as under our annual cash incentive compensation plan. Adjusted EBITDA ROA is calculated as (1) Adjusted EBITDA, divided by (2) average gross fixed assets after deducting construction in progress and capitalized interest. We will determine Adjusted EBITDA for each calendar month and average gross fixed assets after deducting construction in progress and capitalized interest as of the end of each calendar month. The sum of the Adjusted EBITDA ROA for the twelve calendar months will represent annual Adjusted EBITDA ROA.

Our long-term equity incentive compensation plan for 2024 was comprised of 25% of these performance-based equity incentive awards and 75% of time-vested equity incentive awards. Our long-term equity incentive compensation plan for 2025 is comprised of 50% of these performance-based equity incentive awards and 50% of time-vested equity incentive awards. The Compensation Committee expects to make additional grants under the program in future years and anticipates maintaining the proportion of awards at 50% performance-based equity incentive awards and 50% time-vested equity incentive awards.

March 2024 Awards

For 2024, the Compensation Committee established Adjusted EBITDA ROA amounts at threshold, target and maximum values, which would determine the amount of any payouts of restricted stock depending on the levels attained. There would be no payout under the compensation program if the threshold Adjusted EBITDA ROA was not attained. If Adjusted EBITDA ROA fell between established levels, the amount of any payouts of restricted stock would be calculated on a straight-line basis and determined based on where Adjusted EBITDA ROA falls between the two values, but in all cases, subject to the minimum threshold.

On March 20, 2024, we made the following awards under our performance-based equity incentive compensation plan that may be paid out in the following amounts of restricted stock to our executive officers in consideration of services to be provided and based on the attainment of Adjusted EBITDA ROA amounts for 2024, 2025 and 2026. See also the “Grants of Plan-Based Awards – 2024” table below.

Executive Officer	Shares at Threshold	Shares at Target	Shares at Maximum
Bryon T. McGregor	38,830	77,660	155,320
Todd E. Benton	13,830	27,660	55,320
Robert R. Olander	13,830	27,660	55,320
Auste M. Graham	12,000	24,000	48,000
James R. Sneed	12,000	24,000	48,000

Of the amounts set forth above, 33% of the executive officer’s award was eligible to be earned for 2024, 33% of the executive officer’s award is eligible to be earned for 2025 and 34% of the executive officer’s award is eligible to be earned for 2026, in each case based on the attainment of a minimum Adjusted EBITDA ROA threshold, and subject to the executive officer’s continued service through the time-based vesting period that ends in early 2027. The Adjusted EBITDA ROA threshold and amounts for 2024 are set forth below. We did not achieve the 2024 Adjusted EBITDA ROA amount at the threshold level, therefore the portion of the award eligible to be earned for 2024 was not earned.

March 2025 Awards

For 2025, the Compensation Committee established Adjusted EBIDTA ROA amounts at threshold, target and maximum values, which will determine the amount of any payouts of restricted stock depending on the levels attained. There will be no payout under the compensation program if the threshold Adjusted EBITDA ROA is not attained. If Adjusted EBITDA ROA falls between established levels, the amount of any payouts of restricted stock will be calculated on a straight-line basis and determined based on Adjusted EBITDA ROA falls, but in all cases, subject to the minimum threshold.

On March 31, 2025, we made the following awards under our performance-based equity incentive compensation plan that may be paid out in the following amounts of restricted stock to our executive officers in consideration of services to be provided and based on the attainment of Adjusted EBITDA ROA amounts for 2025, 2026 and 2027.

Executive Officer	Shares at Threshold	Shares at Target	Shares at Maximum
Bryon T. McGregor	31,100	155,500	311,000
Todd E. Benton	11,100	55,500	111,000
Robert R. Olander	11,100	55,500	111,000
Auste M. Graham	9,567	47,834	95,668
James R. Sneed	9,567	47,834	95,668

Of the amounts set forth above, 33% of the executive officer’s award is eligible to be earned for 2025, 33% of the executive officer’s award is eligible to be earned for 2026 and 34% of the executive officer’s award is eligible to be earned for 2027, in each case based on the attainment of a minimum Adjusted EBITDA ROA threshold, and subject to the executive officer’s continued service through the time-based vesting period that ends in early 2028. The Adjusted EBITDA ROA threshold and amounts for 2025 are set forth below.

Adjusted EBITDA ROA Amounts

Our Compensation Committee established the following Adjusted EBITDA ROA levels for 2024 and 2025 and will establish in the future the Adjusted EBITDA ROA levels for 2026 and 2027.

Year Ended December 31, 2024

Performance-Based LTI	Threshold	Target	Maximum
2024 Adjusted EBITDA ROA	4.80%	5.20%	5.60%
% of Target Shares Earned	20.00%	100.00%	200.00%

Year Ending December 31, 2025

Performance-Based LTI	Threshold	Target	Maximum
2025 Adjusted EBITDA ROA	1.05%	5.26%	10.53%
% of Target Shares Earned	20.00%	100.00%	200.00%

For 2025, our Compensation Committee also established intermediate achievement levels of Adjusted EBITDA ROA of 2.74%, 4.21% and 7.37% that, if achieved, would result in a percentage of target shares earned of 52%, 80% and 140%, respectively. If Adjusted EBITDA ROA falls between established levels, the amount of any payouts of restricted stock will be calculated on a straight-line basis and determined based on where Adjusted EBITDA ROA falls between the two values, but in all cases, subject to the minimum threshold.

Timing of Stock Option and other Equity Awards

Awards of stock options, stock appreciation rights, or SARs, and/or similar option-like instruments are not part of our current equity incentive award program or other current equity incentive grant practices. Although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights, or SARs, and/or similar option-like instruments to our NEOs, we do not make these awards or any other form of equity compensation in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on stock option, SARs or other equity award grant dates for the purpose of affecting the value of any NEO award.

In 2024, none of our NEOs were granted any options to purchase shares of our common stock, SARs or similar option-like instruments and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Other Compensation and Benefits

We do not currently offer retirement or pension benefits or any non-qualified deferred compensation plans. Instead, we provide our NEOs with the opportunity to accumulate retirement income primarily through a defined contribution plan and through the appreciation of the value of their equity awards. Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with any significant perquisites, other than certain travel perquisites or those offered to our employees generally. Except as noted below, our NEOs are eligible to participate in the following employee benefit programs on the same basis as all other regular employees:

401(k) Plan. Each of our NEOs and other salaried employees are eligible to participate in a defined contribution plan qualified under Internal Revenue Code Section 401(k). In 2024, we contributed $1.00 for each $1.00 of employee contributions, up to a maximum contribution of 6.0% of the participant’s eligible compensation, and subject to a maximum matching contribution of $20,700. We have included our contributions to the accounts of the NEOs for the applicable years in the “All Other Compensation” column in the Summary Compensation Table below to the extent “All Other Compensation” exceeded $10,000 for a particular NEO.

Group Life, Health and Disability Plans. We have established group life, health and disability plans for our employees. The NEOs may participate in these plans on the same basis as other employees.

Perquisites and Other Benefits. We furnish a limited number of perquisites to our NEOs, of which only travel-related perquisites, if any, together with matching contributions under our 401(k) plan, as discussed above, and contributions to health savings accounts, meet the threshold for reporting in the “All Other Compensation” column in the Summary Compensation Table under the rules of the Securities and Exchange Commission.

Other Policies and Factors Affecting Executive Officer Compensation

Severance and Change-in-Control Arrangements

We have established executive employment agreements that include severance and change-in-control arrangements with each of our NEOs. These arrangements set forth the terms and conditions upon which these NEOs would be entitled to receive certain benefits upon termination of employment.

These agreements are intended to help us attract and retain executive talent in a competitive marketplace, enhance the prospects that our NEOs would remain with us and devote their attention to our performance in the event of a potential change in control, foster their objectivity in considering a change-in-control proposal, and facilitate their attention to our affairs without the distraction that could arise from the uncertainty inherent in severance and change-in-control situations.

The disclosure below under “—Summary Compensation Table—Executive Employment Agreements” and “—Severance and Change in Control Arrangements with Named Executive Officers” and “—Calculation of Potential Payments upon Termination or Change in Control” explains in detail the benefits under these arrangements and the circumstances under which our NEOs would be entitled to them.

Insider Trading Policy

Our insider trading policy prohibits all employees, officers (including our NEOs) and directors from engaging in any short sale of Alto Ingredients securities, as well as any transaction involving puts, calls, collars, forward sales contracts, warrants or other options on Alto Ingredients securities. Additionally, our executive officers are restricted from pledging Alto Ingredients securities as collateral for a loan. See “Information about our Board of Directors, Board Committees and Related Matters—Corporate Governance—Insider Trading Policy and Anti-Hedging and Pledging Policies and Practices” above.

Tax Considerations

Internal Revenue Code Section 162(m) generally disallows a tax deduction to publicly held corporations for compensation paid to certain of their executive officers to the extent such compensation exceeds $1,000,000 per covered officer in any year.

Compensation Recovery Policies

Pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as the result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or incentive-based or equity-based compensation they receive. In addition, on March 29, 2018, our Compensation Committee instituted a revised clawback policy with respect to incentive compensation that requires recoupment of incentive compensation, including any cash or equity incentive compensation, awarded or paid to any of our executive officers, including all of our NEOs, in the event we are required to restate our financial statements, regardless of cause.

We have also adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by The Nasdaq Stock Market, which generally provides that if we are required to prepare an accounting restatement (including a restatement to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we must recover from our current and former executive officers any incentive-based compensation that was erroneously received on or after October 2, 2023 and during the three years preceding the date that we are required to prepare such accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure. For any incentive-based compensation received before October 2, 2023, our legacy clawback policy will continue to apply. See “Summary Compensation Table—Clawback Policy” below.

Executive Stock Holding Policy.

We have an Executive Stock Holding Policy that requires our executive officers to hold 100% of net shares (i.e., shares remaining after withholding of shares to pay taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock or other equity incentive compensation until the earlier of one year following the exercise of stock options or vesting of restricted stock or other equity incentive compensation, or the executive officer’s termination of employment.

Compensation Decisions for 2024

Our Compensation Committee established compensation for our NEOs in 2024 in a manner consistent with our executive compensation philosophy and objectives. Our Compensation Committee made its annual compensation decisions for 2024 in March 2024 and March 2025.

Our Compensation Committee’s decisions were based upon its judgment about our financial and other business performance for 2023, expected and actual financial and other business performance for 2024, and the positions, scope and importance of the roles of our NEOs and how their positions compared to other Alto Ingredients executive officers and personnel. Our Compensation Committee’s decisions were also based on comparing and adjusting the compensation of our NEOs in reference to the compensation of similarly situated personnel at other organizations through a benchmarking process. See “Benchmarking” above. The Compensation Committee also considered certain other factors such as budget constraints and executive officer recommendations. Through these efforts, our Compensation Committee established a desired level and mix of total compensation.

In setting the compensation of our executive officers, except as noted below, our Compensation Committee did not adhere to any specific formulas tied to market data, nor did it rely on market data to determine the specific mix of compensation components. Instead, our Compensation Committee used this data as a guide and a resource for tracking executive compensation trends.

Total Compensation

Our Compensation Committee targeted total compensation for our NEOs to be competitive with similarly situated personnel at approximately the 50th percentile relative to our peer group companies based on the historical data provided by our compensation consultant in 2020. Our Compensation Committee conducted a thorough evaluation and redesign of our compensation program for our NEOs which underscores our Compensation Committee’s steadfast dedication to aligning executive compensation with our financial results and in accordance with our pay-for-performance philosophy. For 2024, this redesign includes:

●	an increase in STI targets from 70% to 80% for our CEO and from 50% to 60% for our other NEOs;

●	a new performance-based STI element based on KPIs; and

●	a reduction in time-vested LTI compensation targets and an increase in performance-based LTI compensation targets.

For some NEOs, their targeted total compensation exceeds the 50th percentile because their target compensation has increased over time while our historical reference data has not been updated since 2020. Our Compensation Committee also recognizes that the current base pay of our NEOs is generally below the 50th percentile of our third-party survey data provided in 2020. This is generally consistent with our Compensation Committee’s intention to provide performance incentive opportunities that allow our NEOs to earn compensation at or above the 50th percentile only during years when we meet or achieve our financial benchmarks. Our Compensation Committee believes this approach serves the best interests of our stockholders and supports our long-term strategic objectives by ensuring our pay structure remains equitable and responsible, and directly reflects the financial health and performance of our business.

More recent compensation benchmark data obtained from a relevant peer group indicates that our NEOs’ total targeted compensation remains below the 50th percentile. However, our Compensation Committee believes that additional peer group analysis and improved financial performance are both necessary before considering additional market adjustments to our NEOs’ base salaries and incentive compensation.

Base Salary

Our Compensation Committee made merit adjustments of 4% to our executive officers’ base salaries in 2024. In addition, our Compensation Committee made market adjustments to the base salaries of Robert R. Olander, our Chief Financial Officer, and James R. Sneed, our Chief Commercial Officer. Todd E. Benton’s salary was increased effective April 1, 2024 upon his appointment as our Chief Operating Officer.

Targeted base salaries for 2024 were at approximately the 25th percentile relative to base salaries of comparable executives among our third-party survey group companies based on the historical market data provided by our compensation consultant in 2020.

Annual Cash Incentive Compensation

Our Compensation Committee targeted 2024 annual cash incentive compensation at 80% of base salary for our President and Chief Executive Officer and at 60% of base salary for each of our Chief Operating Officer, Chief Financial Officer, Chief Legal Officer and Secretary, and Chief Commercial Officer. The targeted 2024 annual cash incentive compensation for our Chief Operating Officer was, however, prorated for the partial period during which he served in that capacity. These levels were increased as market adjustments from the targeted percentage bonus amounts included in each NEO’s employment agreement.

Targeted annual cash incentive compensation for 2024 was between the 25th and 50th percentiles, or slightly higher, relative to annual cash incentive compensation of comparable executives among our third-party survey group companies based on the historical market data provided by our compensation consultant in 2020.

As discussed above, awards under our annual cash incentive compensation plan for 2024 were based on three elements: company financial performance, company KPI performance and the NEO’s individual performance. For 2024, our Compensation Committee weighted for each of our NEOs, company financial performance at 50%, company KPI performance at 30% and individual NEO performance at 20%. In doing so, our Compensation Committee desired to incentivize most heavily activities intended to lead to strong overall financial performance while still rewarding individual performance efforts.

Financial Performance

Our Compensation Committee established our 2024 financial performance goal of Adjusted EBITDA of $40,000,000 based on our financial projections determined early in the year. Our Adjusted EBITDA goal of $40,000,000 was viewed as attainable but challenging at the time the projections were finalized. Payout under the financial performance element was non-discretionary and was funded at a rate of 0% to 200% of the participants’ targeted payout amount for the financial performance element based on our actual Adjusted EBITDA for 2024 compared to our Adjusted EBITDA goal of $40,000,000.

Our Adjusted EBITDA goal of $40,000,000 for 2024 was set below our goal for 2023 because, despite optimism around our potential 2024 performance, we expected a more challenging market environment compared to 2023 and therefore lower Adjusted EBITDA for 2024. Notably, our Adjusted EBITDA goal of $40,000,000 for 2024 was well above our actual Adjusted EBITDA for 2023.

Our Compensation Committee approved a sliding scale of achievement and payout opportunities under which lower actual Adjusted EBITDA for 2024 corresponded to lower levels of goal achievement and lower payouts, subject to a minimum Adjusted EBITDA threshold; and higher actual Adjusted EBITDA for 2024 corresponded to higher levels of goal achievement and higher payouts, subject to a maximum payout.

The Compensation Committee established for 2024 a targeted payout amount of $4,050,000 if we achieved our Adjusted EBITDA goal of $40,000,000, achieved our KPI goals at target and all personnel covered by the plan attained all of their individual performance goals. The targeted payout amount of $4,050,000 was comprised of $1,797,000 attributable to financial performance, $537,000 attributable to company KPI performance and $1,716,000 attributable to individual performance. The Compensation Committee established for 2024 a maximum aggregate plan pool of $6,383,000 comprised of $3,594,000 attributable to financial performance, $1,073,000 attributable to company KPI performance and $1,716,000 attributable to individual performance.

In setting the targeted and maximum plan payout amounts, the Compensation Committee assumed that all eligible plan participants would continue their eligibility through 2024 and until final payment of amounts earned under the plan. In addition, in setting the targeted and maximum plan payout amounts, the Compensation Committee did not provide for an increase in the plan pool for any new eligible plan participants.

The $2,333,000 difference between the maximum aggregate plan pool of $6,383,000 and the targeted payout amount of $4,050,000 was available if our actual Adjusted EBITDA for 2024 equaled or exceeded $75,000,000, or 187.5% of our Adjusted EBITDA goal of $40,000,000.

We had to attain minimum Adjusted EBITDA of $25,000,000 for 2024, or 62.5% of our Adjusted EBITDA goal, to result in any payout under the financial performance element. This feature was intended to assure that we achieved an acceptable minimum level of financial performance before annual cash incentives would be paid to any participant, including our NEOs, under the financial performance element of the plan. The Compensation Committee set an Adjusted EBITDA ceiling of $75,000,000 for 2024, above which there would be no additional incremental payout under the financial performance element. At the Adjusted EBITDA ceiling of $75,000,000, the aggregate payout for the financial performance element would have been $3,594,000; however, plan participants were capped at 200% of the participants’ targeted payout amount for the financial performance element.

The payout under the financial performance element would be calculated on a straight-line prorated basis at actual Adjusted EBITDA levels below our Adjusted EBITDA goal of $40,000,000, subject to minimum Adjusted EBITDA of $25,000,000 for 2024. Likewise, the payout under the financial performance element would be calculated on a straight-line prorated basis at actual Adjusted EBITDA levels above our Adjusted EBITDA goal of $40,000,000, subject to a maximum payout of $3,594,000 corresponding to our Adjusted EBITDA ceiling of $75,000,000 for 2024.

KPI Performance

The threshold, targeted and maximum payout amounts for the KPI performance element were $268,000, $537,000 and $1,073,000, respectively. We had to attain a minimum of three of our seven KPIs at threshold levels to result in any payout under the KPI performance element. As with our financial performance element, this feature was intended to assure that we achieved an acceptable minimum level of KPI performance before annual cash incentives would be paid to any participant, including our NEOs, under the KPI performance element of the plan. As an additional limitation, if we did not attain minimum Adjusted EBITDA of $25,000,000 for 2024, our NEOs could not receive more than 100% of targeted payout amounts for the company KPI performance element even if we achieved more than four of our KPI goals. For 2024, the payout levels for the KPI performance element were as follows:

KPI Goals Achieved	Payout %
Two or fewer	0%
Three	50%
Four (target)	100%
Five	133%
Six	167%
Seven	200%

Individual Performance

The targeted and maximum payout for the individual performance element was $1,716,000 under all scenarios if all personnel covered by the plan attained 100% of their individual performance goals.

Long-Term Equity Incentive Compensation

Our Compensation Committee targeted 2024 long-term equity incentive compensation for our NEOs at a level comparable to similarly situated personnel at the 50th percentiles relative to our third-party survey group companies based on the historical market data provided by our compensation consultant in 2020. In making equity awards, our Compensation Committee established the specific number of shares subject to the award of long-term equity incentive compensation by dividing the target value of the equity grant by the closing price of a share of our common stock on March 15, 2024 but then selected the higher price of $3.00 per share as determined appropriate under the circumstances by our Compensation Committee due to its belief that our stock price on March 15th was unjustifiably low. Grants typically occur at a slightly later date during our annual compensation decision-making cycle.

Long-term equity incentive compensation decisions and grants were made in late March 2024 based on $3.00 per share, which was higher than the closing price of a share of our common stock on March 15th. As noted above, we use the date of March 15th to avoid the appearance of market-timing and because it is a consistent date year-to-year.

Individual NEO Compensation Targets and Results

Target direct compensation for each of our NEOs for 2024 is set forth in the tables below.

Specific results against performance objectives that influenced the amount and mix of our NEOs’ total direct compensation for 2024 included our Adjusted EBITDA for 2024, which fell short of the Adjusted EBITDA threshold of $25,000,000, our failure to achieve a minimum of three of our seven KPIs at threshold levels, and full attainment by our NEOs of their respective individual performance goals under our annual cash incentive compensation plan.

We did not achieve our Adjusted EBITDA threshold or target for 2024 primarily due to low crush margins from challenging market conditions and expenses from our efforts to install our high protein and corn oil technology at our Magic Valley facility. As a result, we did not make any payments to our NEOs under the financial performance element of our annual cash incentive compensation plan.

We also did not achieve at least three of seven of our KPI performance measures at threshold or target levels for 2024 primarily due to those same challenging market conditions and expenses. As a result, we did not make any payments to our NEOs under the KPI performance element of our annual cash incentive compensation plan.

Our NEOs performed well under their individual performance elements, in particular, their successful execution of a number of important strategic and other initiatives in 2024, as noted in the 2024 business highlights summarized above, resulting in target payouts under that measure. See “Compensation Discussion and Analysis—Executive Summary—2024 Business Highlights” above. Our Compensation Committee also determined that our NEOs exhibited exemplary leadership and unwavering commitment, and met their individual performance goals with the following accomplishments:

●	Bryon T. McGregor, our President and Chief Executive Officer:

○	supervised and coordinated efforts underlying various achievements by other executive officers detailed below;

○	worked with senior management to restructure and streamline our company, leading to right-sized staffing to better align our operations with our smaller footprint, reducing annual overhead costs by approximately $8.0 million;

○	supervised the acquisition of Kodiak Carbonic, LLC, a liquid CO2 processor, improving both top and bottom lines at our Columbia plant;

○	engaged an investment bank to explore strategic alternatives for our Western operations and evaluate opportunities to better realize the internal value of all assets;

○	advanced our initiatives to optimize carbon value at our Pekin Campus by finalizing a Carbon Transportation and Storage Agreement with Vault 44.01;

○	supervised the expansion and improvement of sustainability reporting, thereby improving third-party sustainability ratings; and

○	supervised the implementation of new compliance and incident tracking protocols, advanced prioritization and completed facility management group, process hazard analysis and process safety management audits; achieved no material findings on third party audits; and supervised the improvement of site safety committees through cross-site auditing and collaboration at our Pekin Campus.

●	Todd E. Benton, our Chief Operating Officer:

○	implemented structural changes and operations leadership at our Pekin Campus;

○	returned our Pekin Campus to nameplate production capacity after our biennial maintenance outage;

○	delivered on-budget results for repairs and maintenance expenses at our Pekin Campus and under-budget results on CapEx;

○	negotiated and closed the acquisition and integration of Kodiak Carbonic, LLC;

○	negotiated new terms for a multi-year liquid CO2 offtake agreement for our newly acquired liquid CO2 processing facility; and

○	cold-idled our Magic Vally facility to stem losses; and reduced operating costs of the facility to support a terminal-only operation.

●	Robert R. Olander, our Chief Financial Officer:

○	facilitated negotiations, due diligence and integration of Kodiak Carbonic, LLC;

○	led engagement activities with stockholders, investors and lending institutions to promote Alto Ingredients and build relationship networks;

○	engaged an investment bank to explore strategic alternatives for our Western operations and evaluate opportunities to better realize the internal value of all assets;

○	oversaw treasury, risk management, financial planning and analysis, accounting, compliance and IT functions;

○	significantly improved collaboration and communication on all capital projects, including better due diligence, reviews, mid-project reporting, and prioritizing/reprioritizing projects on their merits;

○	directed the timely completion of operating budgets, metrics and KPIs for each quarter in 2024 and 2025;

○	generated SG&A savings well in excess of internal targets;

○	renegotiated an extension of terms with our lender and minimized financial fees associated with our term loan amendments;

○	provided new annual metric targets for the STI and LIT components of our executive compensation program; and

○	supported a task force to manage our liquidity in a tight margin environment by implementing efficiencies and cost reductions to right-size our organization, including by reducing annual overhead by nearly $8.0 million.

●	Auste M. Graham, our Chief Legal Officer and Secretary:

○	led a number of litigation matters to successful completion;

○	provided legal support for our acquisition of Kodiak Carbonic, LLC;

○	provided legal guidance for stockholder relations matters, including critical engagement with activist investors;

○	elicited investor feedback to improve Proxy Statement disclosure;

○	oversaw new annual metric targets for the STI and LIT components of our executive compensation program; and

○	as corporate Secretary, supported adherence to the highest standards of corporate governance.

●	James R. Sneed, our Chief Commercial Officer:

○	managed our ethanol trading program covering third-party production, generating additional EBITDA;

○	coordinated the sale of more than 90 million gallons of specialty alcohols at a significant premium to fuel-grade ethanol;

○	obtained ISCC certification and sold our first gallons under the certification in the fourth quarter; and positioned us for ISCC sales expansion in 2025;

○	added new high quality alcohol customers and maintained a full customer retention rate for our specialty alcohols;

○	coordinated the commercialization of additional value from essential ingredient blending across our Pekin Campus;

○	coordinated our efforts to capture and commercialize fuel oil streams to deliver low moisture options to our ethanol customer base;

○	procured our energy needs for all of our facilities; and

○	reduced per gallon logistics costs for high quality alcohol shipments by integrating transportation via Eagle Alcohol.

The long-term equity incentive compensation target amounts for our NEOs set forth below differ from the actual amounts reflected in the Stock Awards column in the Summary Compensation Table below. This is primarily because our Compensation Committee determines the target value of a recipient’s long-term equity incentive award and establishes the specific number of shares subject to the award by dividing the target value of the equity grant by the closing price of a share of our common stock on March 15th or a higher price determined appropriate under the circumstances by our Compensation Committee. Grants typically occur at a slightly later date during our annual compensation decision-making cycle. As noted above, we choose the date of March 15th to avoid the appearance of market-timing and because it is a consistent date year-to-year.

See “Summary Compensation Table” below for amounts paid to our NEOs as determined in accordance with the requirements of the Securities and Exchange Commission.

Bryon T. McGregor, President and Chief Executive Officer

The following table shows Mr. McGregor’s direct target compensation for 2024 and 2023. The bar chart below shows the positioning of Mr. McGregor’s 2024 direct target compensation relative to similarly situated personnel at our third-party survey group companies based on market data provided by our compensation consultant in 2020. The 43.8% year-over-year increase in Mr. McGregor’s target compensation is primarily due to his appointment as our President and Chief Executive Officer in the second half of 2023 and a corresponding increase in his targeted annual cash incentive compensation and higher targeted long-term equity incentive compensation.

			Change
Bryon T. McGregor	2024	2023	Dollars	Percent
Base Salary*	$546,000	$525,000	$21,000	4.0%
Annual Cash Incentive Compensation**
Target Percent of Base Salary	80.0%	49.1%		63.2%
Target Dollars	$436,800	$257,683	$179,117	69.5%
Long-Term Equity Incentive Compensation**
Target Percent of Base Salary	170.9%	104.8%		63.1%
Target Dollars	$933,000	$550,000	$383,000	69.6%
Target Total Direct Compensation	$1,915,800	$1,332,683	$583,117	43.8%

*	The base salary amounts represent Mr. McGregor’s final annual base salary rates for 2024 and 2023. We increased Mr. McGregor’s annual base salary to $546,000 in March 2024 and further increased his base salary to $556,920 in April 2025. In August 2023, we increased Mr. McGregor’s annual base salary rate to $525,000 effective upon his appointment as our President and Chief Executive Officer. In April 2022, we increased Mr. McGregor’s annual base salary rate from $339,862 to $356,855, which remained in effect through its increase in August 2023.
**	The target amounts are prorated for 2023 to reflect the period during which Mr. McGregor served as our President and Chief Executive Officer and the period during which he served as our Chief Financial Officer.

Base Salary
Annual Incentive
Long-Term Incentive
(Dollars in Thousands)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$1,916
$1,333
$1,092
$1,844
$2,538
2024
2023
25th Percentile
50th Percentile
75th Percentile
Bryon T. McGregor
Third-Party Survey Group

Todd E. Benton, Chief Operating Officer

The following table shows Mr. Benton’s direct target compensation for 2024 and 2023. The bar chart below shows the positioning of Mr. Benton’s 2024 direct target compensation relative to similarly situated personnel at our third-party survey group companies based on market data provided by our compensation consultant in 2020. We excluded 2023 from the bar chart below because Mr. Benton transitioned to his current position as our Chief Operating Officer effective April 1, 2024. The 107.4% year-over-year increase in Mr. Benton’s target compensation is primarily due to his appointment as our Chief Operating Officer and a corresponding increase in his base salary and his targeted annual cash incentive compensation and higher targeted long-term equity incentive compensation.

			Change
Todd E. Benton	2024	2023	Dollars	Percent
Base Salary*	$350,000	$273,570	$76,430	27.9%
Annual Cash Incentive Compensation
Target Percent of Base Salary	60.0%	30.0%		100.0%
Target Dollars	$210,000	$82,071	$127,929	155.9%
Long-Term Equity Incentive Compensation
Target Percent of Base Salary	95.1%	27.4%		247.1%
Target Dollars	$333,000	$75,000	$258,000	344.0%
Target Total Direct Compensation	$893,000	$430,641	$462,359	107.4%

*	The base salary amounts represent Mr. Benton’s final annual base salary rates for 2024 and 2023. In April 2024, we increased Mr. Benton’s annual base salary rate to $350,000, effective upon his appointment as our Chief Operating Officer, and we further increased his base salary to $357,000 in April 2025. In April 2022, we increased Mr. Benton’s annual base salary rate from $254,153 to $263,047, and in April 2023 further increased Mr. Benton’s annual base salary rate to $273,570 which remained in effect through its increase in April 2024.

Base Salary
Annual Incentive
Long-Term Incentive
(Dollars in Thousands)
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$893
N/A
$724
$984
$1,453
2024
2023
25th Percentile
50th Percentile
75th Percentile
Todd E. Benton
Third-Party Survey Group

Robert R. Olander, Chief Financial Officer

The following table shows Mr. Olander’s direct target compensation for 2024 and 2023. The bar chart below shows the positioning of Mr. Olander’s 2024 direct target compensation relative to similarly situated personnel at our third-party survey group companies based on market data provided by our compensation consultant in 2020. Our Compensation Committee increased Mr. Olander’s target total direct compensation by 43.4% for 2024. The substantial year-over-year increase in Mr. Olander’s target compensation is primarily due to his appointment as our Chief Financial Officer.

			Change
Robert R. Olander	2024	2023	Dollars	Percent
Base Salary*	$363,000	$325,000	$38,000	11.7%
Annual Cash Incentive Compensation**
Target Percent of Base Salary	60.0%	37.1%		61.7%
Target Dollars	$217,800	$120,735	$97,065	80.4%
Long-Term Equity Incentive Compensation**
Target Percent of Base Salary	91.7%	59.0%		55.4%
Target Dollars	$333,000	$191,667	$141,333	73.7%
Target Total Direct Compensation	$913,800	$637,402	$276,398	43.4%

*	The base salary amounts represent Mr. Olander’s final annual base salary rates for 2024 and 2023. We increased Mr. Olander’s annual base salary to $363,000 in March 2024 and further increased his base salary to $370,260 in April 2025. In August 2023, we increased Mr. Olander’s annual base salary rate to $325,000 effective upon his appointment as our Chief Financial Officer. In April 2023 we increased Mr. Olander’s annual base salary rate from $263,967 to $274,525, which remained in effect until its increase in August 2023.
**	The target amounts are prorated for 2023 to reflect the period during which Mr. Olander served as our Chief Financial Officer and the period during which he served as our Vice President and Corporate Controller.

Base Salary
Annual Incentive
Long-Term Incentive
(Dollars in Thousands)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$914
$637
$646
$881
$1,215
2024
2023
25th Percentile
50th Percentile
75th Percentile
Robert R. Olander
Third-Party Survey Group

Auste M. Graham, Chief Legal Officer and Secretary

The following table shows Ms. Graham’s direct target compensation for 2024 and 2023. The bar chart below shows the positioning of Ms. Graham’s 2024 and 2023 direct target compensation relative to similarly situated personnel at our third-party survey group companies based on market data provided by our compensation consultant in 2020. We increased Ms. Graham’s target total direct compensation by 17.5% for 2024. This increase in Ms. Graham’s target total direct compensation for 2024 resulted from a 4.0% merit adjustment to Ms. Graham’s base salary and market adjustments to her targeted annual cash incentive compensation and long-term equity incentive compensation.

			Change
Auste M. Graham	2024	2023	Dollars	Percent
Base Salary*	$364,000	$350,000	$14,000	4.0%
Annual Cash Incentive Compensation
Target Percent of Base Salary	60.0%	50.0%		20.0%
Target Dollars	$218,400	$175,000	$43,400	24.8%
Long-Term Equity Incentive Compensation
Target Percent of Base Salary	78.8%	61.4%		28.3%
Target Dollars	$287,000	$215,000	$72,000	33.5%
Target Total Direct Compensation	$869,400	$740,000	$129,400	17.5%

*	The base salary amounts represent Ms. Graham’s final annual base salary rates for 2024 and 2023. We increased Ms. Graham’s annual base salary to $364,000 in March 2024 and further increased her base salary to $371,280 in April 2025. In February 2023, we increased Ms. Graham’s annual base salary rate from $325,000 to $350,000.

Base Salary
Annual Incentive
Long-Term Incentive
(Dollars in Thousands)
$1,000
$800
$600
$400
$200
$0
$869
$740
$577
$795
$992
2024
2023
25th Percentile
50th Percentile
75th Percentile
Auste M. Graham
Third-Party Survey Group

James R. Sneed, Chief Commercial Officer

The following table shows Mr. Sneed’s direct target compensation for 2024 and 2023. The bar chart below shows the positioning of Mr. Sneed’s 2024 and 2023 direct target compensation relative to similarly situated personnel at our third-party survey group companies based on market data provided by our compensation consultant in 2020. Our Compensation Committee increased Mr. Sneed’s target compensation by 22.3% for 2024. This increase in Mr. Sneed’s target total direct compensation for 2024 resulted from an adjustment to more closely align his base salary with similarly situated executive officers and market adjustments to his targeted annual cash incentive compensation and long-term equity incentive compensation.

			Change
James R. Sneed	2024	2023	Dollars	Percent
Base Salary*	$362,586	$329,409	$33,177	10.1%
Annual Cash Incentive Compensation
Target Percent of Base Salary	60.0%	50.0%		20.0%
Target Dollars	$217,552	$164,705	$52,847	32.1%
Long-Term Equity Incentive Compensation
Target Percent of Base Salary	79.2%	65.3%		21.3%
Target Dollars	$287,000	$215,000	$72,000	33.5%
Target Total Direct Compensation	$867,138	$709,114	$158,024	22.3%

*	The base salary amounts represent Mr. Sneed’s final annual base salary rates for 2024 and 2023. We increased Mr. Sneed’s annual base salary to $362,586 in March 2024 and further increased his base salary to $369,838 in April 2025. In April 2022, we increased Mr. Sneed’s annual base salary rate from $318,270 to $329,409, which remained in effect through December 31, 2023.

Base Salary
Annual Incentive
Long-Term Incentive
(Dollars in Thousands)
$1,000
$800
$600
$400
$200
$0
$867
$709
$507
$675
$898
2024
2023
25th Percentile
50th Percentile
75th Percentile
James R. Sneed
Third-Party Survey Group

Compensation Committee Report

The following Compensation Committee Report is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act, or under the Exchange Act that might incorporate future filings made by Alto Ingredients under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by Alto Ingredients under those statutes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Alto Ingredients’ Annual Report on Form 10-K for the year ended December 31, 2024 (incorporated by reference) and in this Proxy Statement.

Respectfully submitted,
Compensation Committee

Maria G. Gray, Chair
Dianne S. Nury
Gilbert E. Nathan

Compensation Risk Analysis

Our Compensation Committee, with the advice of its independent compensation consultant and input from management, reviewed the design of our employee compensation policies and practices and concluded that those policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Significant factors considered by our Compensation Committee in reaching its conclusion include:

●	the mix and balance of base salary, annual cash incentive compensation and long-term equity incentive compensation, with an emphasis on long-term equity incentive compensation that increases along with our executives’ respective levels of responsibility;

●	a long-term equity incentive compensation plan under which grants of restricted stock are made, which is intended to mitigate the risk of actions intended to capture short-term stock appreciation at the expense of sustainable total stockholder return over the longer-term;

●	vesting of a significant portion of long-term equity incentive awards tied to financial performance;

●	vesting of long-term equity incentive awards over multiple years;

●	a policy applicable to our executive officers requiring them to hold 100% of net shares (i.e., shares remaining after withholding of shares to pay taxes) of our common stock acquired pursuant to the exercise of stock options or vesting of restricted stock or other equity incentive compensation for a minimum of twelve months or until termination of the executive officer’s employment;

●	caps on annual cash incentive compensation;

●	broad performance ranges for minimum, target and maximum financial performance goals with, after the minimum financial performance goals are attained, continuous increments for annual cash incentive compensation that reduce the risk of accelerating or delaying revenue or expense recognition to satisfy the next tier for larger incentive payouts;

●	the financial performance measure we utilize under our annual cash incentive compensation plan is Adjusted EBITDA, which accounts for controllable factors such as attaining higher margins through managing production volumes relative to both specialty alcohol and essential ingredient sales prices and production input costs, increasing production efficiencies, controlling operating costs such as selling, general and administrative expenses, and successfully implementing capital improvement projects that increase Adjusted EBITDA; and

●	the KPI performance measures we utilize under our annual cash incentive compensation plan are corn oil yield; ratio of protein feed (dry) production; ethanol yield; SG&A expenses as a percentage of alcohol production volume; production uptime; repairs and maintenance expense per gallon produced; and cost savings. These KPIs account for controllable factors such operational efficiency.

Other features in our incentive programs are intended to mitigate risks from our compensation program, particularly the risk of short-term decision-making. These features include the potential recoupment under our clawback policies of incentive awards from our executive officers, including all NEOs, in the event of material noncompliance with any financial reporting requirement under the federal securities laws, including as a result of misconduct; and the ability of our Compensation Committee to exercise discretion to reduce or eliminate payouts under the discretionary components of our compensation program, such as the individual performance element in our annual cash incentive compensation plan, if it deems appropriate.

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our NEOs for all services rendered in all capacities to us for the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation(2)		All Other Compensation(3)	Total ($)
Bryon T. McGregor(4)	2024	$537,115	$—		$615,760	(5)	$87,360		$22,500	$1,262,735
President and	2023	$427,346	$—		$846,000		$62,756	(6)	$21,400	$1,357,502
Chief Executive Officer	2022	$351,626	$—		$312,151		$35,200		$21,400	$720,377

Todd E. Benton(7)	2024	$331,103	$—		$219,760	(8)	$36,000		$22,500	$609,363
Chief Operating Officer	2023	$270,737	$—		$56,250		$24,400		$19,256	$370,643
	2022	$260,311	$—		$93,646		$23,525		$21,400	$398,882

Robert R. Olander(9)	2024	$354,231	$—		$219,760	(8)	$43,560		$22,500	$640,051
Chief Financial Officer	2023	$292,843	$—		$313,065		$27,974	(10)	$21,387	$655,269
	2022	$261,220	$—		$93,646		$23,625		$21,400	$399,891

Auste M. Graham(11)	2024	$360,769	$—		$189,407	(12)	$43,680		$20,700	$614,556
Chief Legal Officer and	2023	$346,154	$—		$161,250		$35,000		$19,800	$562,204
Secretary	2022	$298,750	$100,000	(13)	$423,953		$29,900		$9,750	$862,353

James R. Sneed	2024	$349,479	$—		$189,407	(12)	$43,510		$22,500	$604,896
Chief Commercial Officer	2023	$329,409	$—		$161,250		$32,941		$21,400	$545,000
	2022	$325,982	$—		$237,233		$32,600		$21,400	$617,215

(1)	The amounts shown are the fair value of stock awards, calculated by multiplying the number of shares of stock granted by the closing price of our common stock on the date of grant, pursuant to the provisions of Accounting Standards Codification Topic 718, Stock Compensation. For a discussion of valuation assumptions used in Accounting Standards Codification 718 calculations, see “Note 13—Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2024. The shares of common stock were or will be issued under our 2016 Stock Incentive Plan. Information regarding the grants of restricted stock and vesting schedules for the NEOs is included in the “Grants of Plan-Based Awards – 2024” and “Outstanding Equity Awards at Fiscal Year-End − 2024” and “Option Exercises and Stock Vested” tables below and in the footnotes to those tables. See also footnotes 5, 8 and 12 below.
(2)	Amounts represent annual cash incentive compensation.
(3)	Amounts represent matching contributions under our 401(k) plan and contributions to the executive’s health savings account.
(4)	Mr. McGregor became our President and Chief Executive Officer on August 1, 2023 and prior to that time served as our Chief Financial Officer.
(5)	The stock awards totaling $615,760 are comprised of an award of restricted stock valued at $461,993, subject only to time-based vesting, and a performance-based award valued at $153,767 at a “target” level of achievement. The performance-based award would be valued at $307,534 at a “maximum” level of achievement. Notwithstanding the amount included in the table, the executive did not earn the portion of the performance-based award allocated for 2024, leaving a balance totaling $103,024 that may be earned in 2025 and 2026 at the “target” level of achievement and a balance totaling $206,048 that may be earned in 2025 and 2026 at the “maximum” level of achievement, in each case based on the closing price of our common stock on the date of grant.
(6)	Our Compensation Committee decided to combine and divide evenly between Mr. McGregor and Michael D. Kandris, our former President and Chief Executive Officer, the total amount of non-equity incentive plan compensation awarded to them because each of them served as our President and Chief Executive Officer for part of 2023.
(7)	Mr. Benton became our Chief Operating Officer on April 1, 2024.

(8)	The stock awards totaling $219,760 are comprised of an award of restricted stock valued at $164,993, subject only to time-based vesting, and a performance-based award valued at $54,767 at a “target” level of achievement. The performance-based award would be valued at $109,534 at a “maximum” level of achievement. Notwithstanding the amount included in the table, the executive did not earn the portion of the performance-based award allocated for 2024, leaving a balance totaling $36,694 that may be earned in 2025 and 2026 at the “target” level of achievement and a balance totaling $73,388 that may be earned in 2025 and 2026 at the “maximum” level of achievement, in each case based on the closing price of our common stock on the date of grant.
(9)	Mr. Olander first became an executive officer in August 2023 upon his appointment as our Chief Financial Officer.
(10)	Our Compensation Committee prorated the amount awarded to Mr. Olander based on the date of his appointment as our Chief Financial Officer on August 1, 2023.
(11)	Ms. Graham first became an employee and an executive officer in February 2022. We granted to Ms. Graham a special one-time cash bonus in the amount of $100,000 and 25,000 shares of restricted common stock in consideration of her joining Alto Ingredients which resulted in her forfeiture to her former employer of a significant cash bonus opportunity and unvested equity compensation.
(12)	The stock awards totaling $189,407 are comprised of an award of restricted stock valued at $141,887, subject only to time-based vesting, and a performance-based award valued at $47,520 at a “target” level of achievement. The performance-based award would be valued at $95,040 at a “maximum” level of achievement. Notwithstanding the amount included in the table, the executive did not earn the portion of the performance-based award allocated for 2024, leaving a balance totaling $31,838 that may be earned in 2025 and 2026 at the “target” level of achievement and a balance totaling $63,677 that may be earned in 2025 and 2026 at the “maximum” level of achievement, in each case based on the closing price of our common stock on the date of grant.
(13)	Amount represents a discretionary cash bonus.

Executive Employment Agreements

Bryon T. McGregor

Our Second Amended and Restated Employment Agreement with Bryon T. McGregor, as amended, provides for at-will employment as our President and Chief Executive Officer. Mr. McGregor’s annual base salary is currently $556,920 after a 2% merit increase effective April 6, 2025. Mr. McGregor is eligible to participate in our short-term incentive plan with a pay-out target of 80% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

Upon termination by us without cause or resignation by Mr. McGregor for good reason, Mr. McGregor is entitled to receive (i) severance equal to eighteen months of his base salary, (ii) 150% of his total target short-term incentive plan award, (iii) on a monthly basis, and for a period of twelve months after termination, an additional cash severance payment equal to the portion of the health insurance premiums paid for Mr. McGregor’s benefit prior to his termination; provided, that no such payments will be made following the effective date of Mr. McGregor’s coverage by a medical, dental or vision insurance plan of a subsequent employer, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. McGregor prior to Mr. McGregor’s termination which are unvested as of the date of termination.

However, if Mr. McGregor is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. McGregor is entitled to (i) severance equal to thirty-six months of base salary, (ii) 300% of his total target short-term incentive plan award, (iii) on a monthly basis, and for a period of twelve months after termination, an additional cash severance payment equal to the portion of the health insurance premiums paid for Mr. McGregor’s benefit prior to his termination; provided, that no such payments will be made following the effective date of Mr. McGregor’s coverage by a medical, dental or vision insurance plan of a subsequent employer, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. McGregor prior to Mr. McGregor’s termination that are unvested as of the date of termination.

If we terminate Mr. McGregor’s employment upon his disability, Mr. McGregor is entitled to severance equal to twelve months of base salary. In addition, in the event of Mr. McGregor’s disability and if he or someone authorized to act on his behalf executes and delivers an agreed release agreement and allows the release to become effective, we have agreed to accelerate the vesting of any equity awards granted to Mr. McGregor prior to the termination of his employment such that 100% of all shares or options subject to such awards which are unvested as of termination shall be accelerated and deemed fully vested as of the effectiveness of the release.

If Mr. McGregor dies, we have agreed to accelerate the vesting of any equity awards granted to Mr. McGregor prior to his death such that 100% of all shares or options subject to such awards which are unvested as of his death will be accelerated and deemed fully vested.

The term “cause” is defined in the Second Amended and Restated Employment Agreement as (i) Mr. McGregor’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. McGregor’s participation in any fraud or other act of willful misconduct against us, (iii) Mr. McGregor’s refusal to comply with any of our lawful directives, (iv) Mr. McGregor’s material breach of his fiduciary, statutory, contractual, or common law duties to us, or (v) conduct by Mr. McGregor which, in the good faith and reasonable determination of our board of directors, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, we shall provide written notice to Mr. McGregor describing the nature of the event and Mr. McGregor shall thereafter have ten business days to cure the event.

The term “for good reason” is defined in the Second Amended and Restated Employment Agreement as (i) the assignment to Mr. McGregor of any duties or responsibilities that result in the material diminution of Mr. McGregor’s authority, duties or responsibility, (ii) a material reduction by us in Mr. McGregor’s annual base salary, except to the extent the base salaries of all of our other executive officers are accordingly reduced, (iii) a relocation of Mr. McGregor’s place of work, or our principal executive offices if Mr. McGregor’s principal office is at these offices, to a location that increases Mr. McGregor’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by us of any material provision of Mr. McGregor’s employment agreement.

A “change in control” is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of our securities representing a majority of our combined voting power, (ii) we merge, consolidate or otherwise engage in a business combination with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of our shares of voting capital stock outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by our shares of voting capital stock (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

Todd E. Benton

Our Second Amended and Restated Employment Agreement with Todd E. Benton provides for at-will employment as our Chief Operating Officer. Mr. Benton’s annual base salary is currently $357,000 after a 2% merit increase effective April 6, 2025. Mr. Benton is eligible to participate in our short-term incentive plan with a pay-out target of 60% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

Upon termination by us without cause or resignation by Mr. Benton for good reason, Mr. Benton is entitled to receive (i) severance equal to twelve months of his base salary, (ii) 100% of his total target short-term incentive plan award, (iii) on a monthly basis, and for a period of twelve months after termination, an additional cash severance payment equal to the portion of the health insurance premiums paid for Mr. Benton’s benefit prior to his termination; provided, that no such payments will be made following the effective date of Mr. Benton’s coverage by a medical, dental or vision insurance plan of a subsequent employer, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Benton prior to Mr. Benton’s termination which are unvested as of the date of termination.

However, if Mr. Benton is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. Benton is entitled to (i) severance equal to twenty-four months of base salary, (ii) 200% of his total target short-term incentive plan award, (iii) on a monthly basis, and for a period of twelve months after termination, an additional cash severance payment equal to the portion of the health insurance premiums paid for Mr. Benton benefit prior to his termination; provided, that no such payments will be made following the effective date of Mr. Benton’s coverage by a medical, dental or vision insurance plan of a subsequent employer, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Benton prior to Mr. Benton’s termination which are unvested as of the date of termination.

All other terms and conditions of Mr. Benton’s Second Amended and Restated Employment Agreement are substantially the same as those contained in Mr. McGregor’s Second Amended and Restated Employment Agreement described above.

Robert R. Olander

Our Second Amended and Restated Employment Agreement with Robert R. Olander provides for at-will employment as our Chief Financial Officer. Mr. Olander’s annual base salary is currently $370,260 after a 2% merit increase effective April 6, 2025. Mr. Olander is eligible to participate in our short-term incentive plan with a pay-out target of 60% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

All other terms and conditions of Mr. Olander’s Second Amended and Restated Employment Agreement are substantially the same as those contained in Mr. Benton’s Second Amended and Restated Employment Agreement described above

Auste M. Graham

Our Employment Agreement with Auste M. Graham provides for at-will employment as our Chief Legal Officer (a position formerly referred to as our General Counsel), Vice President and Secretary. Ms. Graham’s annual base salary is currently $371,280 after a 2% merit increase effective April 6, 2025. Ms. Graham is eligible to participate in our short-term incentive plan with a pay-out target of 60% of her base salary, to be paid based upon performance criteria set by our Compensation Committee.

All other terms and conditions of Ms. Graham’s Employment Agreement are substantially the same as those contained in Mr. Benton’s Second Amended and Restated Employment Agreement described above.

James R. Sneed

Our Amended and Restated Employment Agreement with James R. Sneed provides for at-will employment as our Vice President of Supply & Trading, and Mr. Sneed currently serves in the position of Chief Commercial Officer. Mr. Sneed’s annual base salary is currently $369,838 after a 2% merit increase effective April 6, 2025. Mr. Sneed is eligible to participate in our short-term incentive plan with a pay-out target of 60% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

All other terms and conditions of Mr. Sneed’s Amended and Restated Employment Agreement are substantially the same as those contained in Mr. Benton’s Second Amended and Restated Employment Agreement described above.

Clawback Policies

Legacy Policy

On March 29, 2018, our Compensation Committee instituted a new clawback policy with respect to incentive compensation. Except as otherwise required by applicable law and regulations, the clawback policy applies to any incentive compensation, including any cash or equity incentive compensation, awarded or paid after March 29, 2018. The clawback policy is intended to mitigate the risks associated with our compensation policies because our executive officers, including all of our named executive officers, will be required to repay compensation as provided under the policy.

The clawback policy requires recoupment of all incentive compensation, including any cash or equity incentive compensation, awarded or paid to any of our executive officers, including all of our named executive officers, in the event our financial statements are required to be restated, regardless of cause, including, without limitation, due to: (i) material noncompliance with any financial reporting requirements under the federal securities laws, (ii) an error, miscalculation or omission, or (iii) the commission of an act of fraud or other misconduct, including dishonesty, unethical conduct or falsification of our records. The recoupment period is the three-year period commencing from the date of the financial statement required to be restated; and if more than one financial statement is required to be restated, the date of the earliest dated financial statement. The amount of incentive compensation subject to recoupment is the amount received that exceeds the amount that otherwise would have been received had it been determined based on the accounting restatement and is computed without regard to any taxes paid. We are prohibited under the policy from indemnifying or agreeing to indemnify any executive officer from the loss of any erroneously awarded incentive compensation.

Our clawback policy is a “no-fault” policy and applies even if the executive officer did not engage in any misconduct and even if the executive officer had no responsibility for the financial statement errors, miscalculations, omissions or other reasons requiring restatement.

Dodd-Frank Policy

We have adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by The Nasdaq Stock Market, which generally provides that if we are required to prepare an accounting restatement (including a restatement to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), we must recover from our current and former executive officers any incentive-based compensation that was erroneously received on or after October 2, 2023 and during the three years preceding the date that we are required to prepare such accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure. For any incentive-based compensation received before October 2, 2023, our legacy clawback policy will continue to apply.

Grants of Plan-Based Awards – 2024

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2024. The awards were made under our annual performance-based cash incentive compensation plan and, except as noted below, our long-term equity incentive compensation plan, and are described in “Compensation Discussion and Analysis—Compensation Decisions for 2024” above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Awards ($)(4)
Bryon T. McGregor	3/20/2024	$152,880	$436,800	$786,240
	3/20/2024				38,830	77,660	155,320		$153,767
	3/20/2024							233,330	$461,993

Todd E. Benton(5)	3/20/2024	$67,500	$188,420	$340,838
	3/20/2024				13,830	27,660	55,320		$54,767
	3/20/2024							83,330	$164,993

Robert R. Olander	3/20/2024	$76,230	$217,800	$392,040
	3/20/2024				13,830	27,660	55,320		$54,767
	3/20/2024							83,330	$164,993

Auste M. Graham	3/20/2024	$76,440	$218,400	$393,120
	3/20/2024				12,000	24,000	48,000		$47,520
	3/20/2024							71,660	$141,887

James R. Sneed	3/20/2024	$76,143	$217,551	$391,592
	3/20/2024				12,000	24,000	48,000		$47,520
	3/20/2024							71,660	$141,887

(1)	The amounts represent the “threshold,” “target” and “maximum” annual incentive award payout for the January 1, 2024 to December 31, 2024 performance period under our performance-based component of our annual cash incentive compensation plan and assume full achievement of the NEO’s individual performance element. The actual 2024 payout is reported in the “Summary Compensation Table” above under the “Non-Equity Incentive Plan Compensation” column.
(2)	The equity incentive awards reported in the table represent shares of stock that may be granted under our 2016 Stock Incentive Plan. The amounts represent the “threshold,” “target” and “maximum” incentive award payout for the January 1, 2024 to December 31, 2026 performance period under the performance-based portion of our long-term equity incentive compensation plan. At the time of the award, the NEO would be eligible to earn up to 33% of the shares for 2024, up to 33% of the shares for 2025 and up to 34% of the shares for 2026 based on our attainment of preestablished Adjusted EBITDA ROA levels for the corresponding year, or such other preestablished performance metrics selected by our Compensation Committee, all of which, to the extent earned, would vest in early 2027 based on the NEO’s continued service through that period. NEOs did not earn the portion of the shares allocated for 2024 because our Adjusted EBITDA ROA did not meet the minimum threshold.
(3)	The stock awards reported in the table represent shares of stock granted under our 2016 Stock Incentive Plan. The awards vested as to 33% of the shares on April 1, 2025 and vest as to 33% and 34% of the shares on April 1, 2026 and 2027, respectively.
(4)	For equity incentive plan awards, the dollar value of plan awards represents the grant date fair value calculated based on the “target” number of shares multiplied by the fair market value of our common stock on the grant date. The dollar value of all other grants of common stock shown represents the grant date fair value calculated based number of shares granted multiplied by the fair market value of our common stock on the grant date. The actual value that the NEO will realize will depend on the price per share of our common stock at the time the shares are sold. There is no assurance that the actual value realized by the NEO will be at or near the grant date fair value of the shares awarded.
(5)	The “threshold,” “target” and “maximum” dollar amounts were prorated for 2024 to reflect the period during which Mr. Benton served as our Chief Operating Officer compared to the period during which he served as our Vice President of Operations.

Outstanding Equity Awards at Fiscal Year-End – 2024

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Bryon T. McGregor	15,541	(4)	$24,244	38,830	$60,575
	83,750	(5)	$130,650
	100,500	(6)	$156,780
	233,330	(7)	$363,995

Todd E. Benton	4,663	(4)	$7,274	13,830	$21,575
	25,125	(5)	$39,195
	83,330	(7)	$129,995

Robert R. Olander	4,663	(4)	$7,274	13,830	$21,575
	25,125	(5)	$39,195
	39,195	(6)	$61,144
	83,330	(7)	$129,995

Auste M. Graham	13,365	(4)	$20,849	12,000	$18,720
	72,025	(5)	$112,359
	71,660	(7)	$111,790

James R. Sneed	11,810	(4)	$18,424	12,000	$18,720
	72,025	(5)	$112,359
	71,660	(7)	$111,790

(1)	The stock awards represent shares of restricted stock granted under our 2016 Stock Incentive Plan.
(2)	Represents the fair market value per share of our common stock on December 31, 2024, the last business day of our most recently completed fiscal year, multiplied by the number of shares that had not vested as of that date.
(3)	Represents shares of restricted stock that may be granted under our 2016 Stock Incentive Plan. The amount represents the “threshold” annual incentive award for the January 1, 2024 to December 31, 2026 performance period under the performance-based portion of our long-term equity incentive compensation plan. At the time of the award, the NEO would be eligible to earn up to 33% of the shares for 2024, up to 33% of the shares for 2025 and up to 34% of the shares for 2026 based on our attainment of preestablished Adjusted EBITDA ROA levels for the corresponding year, or such other preestablished performance metrics selected by our Compensation Committee, all of which, to the extent earned, would vest in early 2027 based on the NEO’s continued service through that period. Notwithstanding the amounts included in the table, our NEOs did not earn the portion of the shares allocated for 2024 because our Adjusted EBITDA ROA did not meet the minimum threshold.
(4)	Represents shares granted on March 30, 2022. The grant vested on April 1, 2025.
(5)	Represents shares granted on March 31, 2023. The grant vested as to approximately 50% of the shares on April 1, 2025 and vests as to approximately 50% of the shares on April 1, 2026.
(6)	Represents shares granted on September 17, 2023. The grant vested as to approximately 50% of the shares on April 1, 2025 and vests as to approximately 50% of the shares on April 1, 2026.
(7)	Represents shares granted on March 20, 2024. The grant vested as to 33% of the shares on April 1, 2025, vests as to 33% of the shares on April 1, 2026 and vests as to 34% of the shares on April 1, 2027.

Option Exercises and Stock Vested – 2024

The following table summarizes the vesting of stock awards for each of our NEOs for the year ended December 31, 2024. No options were outstanding or exercised in 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Bryon T. McGregor	120,797	$276,625
Todd E. Benton	21,389	$48,981
Robert R. Olander	40,694	$93,189
Auste M. Graham	48,445	$110,939
James R. Sneed	58,311	$133,532

(1)	Represents shares acquired upon time-based vesting of restricted stock grants. No shares were earned in 2024 from performance-based equity incentive awards.
(2)	Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that vested on such date, including any shares that were withheld by us to satisfy minimum employment withholding taxes.

Severance and Change in Control Arrangements with Named Executive Officers

Executive Employment Agreements. We have entered into agreements with our NEOs that provide certain benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are described under “Executive Employment Agreements” above.

Stock Incentive Plans. Under our 2016 Stock Incentive Plan, if a change in control occurs, but except as otherwise provided in the corresponding award or employment agreement, each outstanding equity award under the discretionary grant program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. Each outstanding equity award under the stock issuance program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms. Immediately following a change in control, all outstanding awards under the discretionary grant program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

Except as provided in an award or employment agreement, the plan administrator does not have the discretion to structure one or more equity awards under the discretionary grant and stock issuance programs so that those equity awards will vest in full in the event of a specified termination of the individual’s service with us or the successor entity (actually or constructively) following a change in control transaction. The definition of “change in control” under our 2016 Stock Incentive Plan is substantially the same as provided under “Executive Employment Agreements” above.

Calculation of Potential Payments upon Termination or Change in Control

In accordance with the rules of the Securities and Exchange Commission, the following table presents our estimate of the benefits payable to our NEOs under their executive employment agreements and our 2016 Stock Incentive Plan assuming that for each of the NEOs (i) a “change in control” occurred on December 31, 2024, the last business day of 2024, and (a) there was a termination by the executive “for good reason,” or by us without “cause” within three months before or twelve months after the change in control, or (b) none of the executives’ equity awards were assumed by the successor corporation or replaced with a cash retention program, (ii) a qualifying termination occurred on December 31, 2024, which is a termination by the executive “for good reason,” by us without “cause” or upon the executive’s disability, or (iii) a non-qualifying termination occurred on December 31, 2024, which is a voluntary termination by the executive other than “for good reason” or by us for “cause.” See “Executive Employment Agreements” above for the definitions of “for good reason,” “cause” and “change in control.”

Name	Trigger	Salary and Bonus(1)	Continuation of Benefits(2)	Value of Stock Acceleration(3)	Total Value(4)

Bryon T. McGregor	Change in Control	$2,948,400	$55,679	$796,819	$3,800,898
	Qualifying Termination	$1,474,200	$27,839	$199,205	$1,701,244
	Non-Qualifying Termination	$—	$—	$—	$—

Todd E. Benton	Change in Control	$1,120,000	$52,645	$219,614	$1,392,259
	Qualifying Termination	$560,000	$26,322	$54,904	$641,226
	Non-Qualifying Termination	$—	$—	$—	$—

Robert R. Olander	Change in Control	$1,161,600	$29,146	$280,758	$1,471,504
	Qualifying Termination	$580,800	$14,573	$70,190	$665,563
	Non-Qualifying Termination	$—	$—	$—	$—

Auste M. Graham	Change in Control	$1,164,800	$—	$282,438	$1,447,238
	Qualifying Termination	$582,400	$—	$70,610	$653,010
	Non-Qualifying Termination	$—	$—	$—	$—

James R. Sneed	Change in Control	$1,160,276	$37,119	$280,013	$1,477,408
	Qualifying Termination	$580,138	$18,560	$70,003	$668,701
	Non-Qualifying Termination	$—	$—	$—	$—

(1)	Amount represents twenty-four months additional salary plus 200% of the executive’s total target short-term cash incentive compensation after the date of termination in the event of a change in control and twelve months additional salary plus 100% of the executive’s total target short-term cash incentive compensation after the date of termination in the event of a qualifying termination, in each case based on the executive’s salary as of December 31, 2024; provided, that Bryon T. McGregor is entitled to thirty-six months additional salary plus 300% of his total target short-term cash incentive compensation after the date of termination in the event of a change in control and eighteen months additional salary plus 150% of his total target short-term cash incentive compensation after the date of termination in the event of a qualifying termination, in each case based on his salary as of December 31, 2024.

(2)	The amount represents the aggregate value of the continuation of certain employee health benefits for up to twenty-four months after the date of termination in the event of a change in control and for up to twelve months after the date of termination in the event of a qualifying termination; provided, that Bryon T. McGregor is entitled to thirty-six months of additional benefits after the date of termination in the event of a change in control and eighteen months of additional benefits after the date of termination in the event of a qualifying termination.
(3)	The amount represents the aggregate value of the accelerated vesting of 100% of the executive’s unvested restricted stock grants and performance-based long-term equity incentive awards (at “target” levels of achievement) in the event of a change in control and 25% of the executive’s unvested restricted stock grants and performance-based equity incentive awards (at “target” levels of achievement) in the event of a qualifying termination. The amounts shown as the value of the accelerated restricted stock grants and performance-based equity incentive compensation awards are based solely on the intrinsic value of those grants and awards as of December 31, 2024, which was calculated by multiplying (i) the fair market value of our common stock on December 31, 2024, by (ii) the assumed number of shares vesting on an accelerated basis on December 31, 2024.
(4)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance, if applicable.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Maria G. Gray, Dianne S. Nury and Gilbert E. Nathan. None of these individuals were officers or employees of Alto Ingredients at any time during 2024 or at any other time. None of our executive officers served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on our Board or Compensation Committee during 2024.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K under the Securities Act, we are providing the following information about the relationship of the annual total compensation of Bryon T. McGregor, our Chief Executive Officer (our “CEO”), and the annual total compensation of our employees. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Act. The Securities and Exchange Commission’s rules for identifying our median employee and calculating the pay ratio allow companies to use different methodologies, estimates and assumptions, therefore the pay ratio disclosure below may not be comparable to the pay ratio reported by other companies.

For 2024, our last completed fiscal year:

●	the annual total compensation of our CEO, calculated in the manner described below, was $1,262,735; and

●	the median of the annual total compensation of all employees (other than our CEO) was $86,772.

Based on this information, for 2024 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 14.6-to-1.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.	We determined that as of October 13, 2024, our employee population consisted of approximately 515 individuals with all of those persons located in the United States. This employee population consisted of our full-time, part-time and temporary employees. We did not employ any seasonal workers in 2024. We selected October 13, 2024, which is within the last three months of 2024, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner. We shifted to the October 13th date for 2024 instead of the October 26th date used for the prior year to better align the pay periods of our union and non-union employees to calculate our median employee.

2.	To identify the median employee from our employee population, we compared the amount of wages of our employees, as reflected in our payroll records as of the determination date and ultimately reported to the Internal Revenue Service on Forms W-2 for 2024. In making this determination, we annualized the compensation of employees who were hired in 2024 but did not work for us for the entire year.

3.	We identified our median employee using this compensation measure, which was consistently applied to all employees included in the calculation. Since all employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the median employee.

4.	Once we identified our median employee, who is a non-exempt, full-time employee, we combined all of the elements of the employee’s compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K under the Securities Act, resulting in annual total compensation of $86,772, which includes base pay, overtime pay, equity incentive compensation, any matching contributions to the employee’s 401(k) plan and any employer contribution to the employee’s health savings account.

5.	With respect to the annual total compensation of our CEO, we used the amount reported for 2024 in the “Total” column of our Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of Alto Ingredients, Inc. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, refer to “Executive Compensation and Related Information – Compensation Discussion and Analysis” above.

	Summary Compensation	Summary Compensation	Summary Compensation	Compensation	Compensation	Compensation	Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Table Total for PEO (Bryon T. McGregor)[1]	Table Total for PEO (Michael D. Kandris)[1]	Table Total for PEO (Neil M. Koehler)[1]	Actually Paid to PEO (Bryon T. McGregor)[2]	Actually Paid to PEO (Michael D. Kandris)[2]	Actually Paid to PEO (Neil M. Koehler)[2]	Compensation Table Total for Non-PEO NEOs[3]	Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Income (loss) (in thousands)[7]	Adjusted EBITDA (in thousands)[8]
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$1,262,735	N/A	N/A	$867,654	N/A	N/A	$617,217	$484,503	$140.00	$41.58	$(58,984)	$(8,531)
2023	$1,357,502	$1,137,559	N/A	$1,192,118	$1,401,079	N/A	$587,491	$619,761	$309.23	$74.51	$(29,270)	$20,766
2022	N/A	$1,493,272	N/A	N/A	$1,179,649	N/A	$632,267	$575,007	$343.08	$93.70	$(42,862)	$(5,743)
2021	N/A	$1,878,748	N/A	N/A	$1,712,162	N/A	$843,060	$843,350	$640.00	$177.30	$44,217	$87,799
2020	N/A	$749,925	$531,297	N/A	$2,119,851	$1,054,049	$473,486	$1,069,362	$735.38	$184.82	$(16,384)	$53,948

[1]	The dollar amounts reported in columns (b) are the amounts of total compensation reported for Bryon T. McGregor, Michael D. Kandris and Neil M. Koehler, our Chief Executive Officers and Co-Chief Executive Officers for the periods stated in this footnote below, for each corresponding year in the “Total” column of the Summary Compensation Table for the applicable year. Refer to “Executive Compensation and Related Information – Summary Compensation Table” above for information concerning Mr. McGregor for 2024 and 2023, and our prior filings with the Securities and Exchange Commission for information concerning Mr. Kandris for 2023, 2022, 2021 and 2020, and concerning Mr. Koehler for 2020. Mr. McGregor was appointed as our Chief Executive Officer in August 2023. Mr. Kandris was appointed as our Co-Chief Executive Officer in May 2020 and became our sole Chief Executive Officer in September 2020 and continued in that position until the appointment of Mr. McGregor. Prior to Mr. Kandris’s appointment in May 2020, Mr. Koehler served as our sole Chief Executive Officer.

[2]	The dollar amounts reported in columns (c) represent the respective amounts of “compensation actually paid” to Messrs. McGregor, Kandris and Koehler, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. McGregor, Kandris or Koehler during the applicable year.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. McGregor’s total compensation for 2024 and 2023 to determine the compensation actually paid to him:

Year	Reported Summary Compensation Table Total for PEO (Bryon T. McGregor)	Less Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO (Bryon T. McGregor)
2024	$1,262,735	$(615,760)	220,679	$–	$–	$867,654
2023	$1,357,502	$(846,000)	$680,616	$–	$–	$1,192,118

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kandris’s total compensation for 2023, 2022, 2021 and 2020 to determine the compensation actually paid to him. Mr. Kandris did not serve as our PEO during 2024.

Year	Reported Summary Compensation Table Total for PEO (Michael D. Kandris)	Less Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO (Michael D. Kandris)
2023	$1,137,559	$(525,000)	$788,520	$–	$–	$1,401,079
2022	$1,493,272	$(874,035)	$560,412	$–	$–	$1,179,649
2021	$1,878,748	$(707,392)	$540,806	$–	$–	$1,712,162
2020	$749,925	$(181,025)	$1,550,951	$–	$–	$2,119,851

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Koehler’s total compensation for 2020 to determine the compensation actually paid to him. Mr. Koehler did not serve as our PEO for any period during 2021 through 2024.

Year	Reported Summary Compensation Table Total for PEO (Neil M. Koehler)	Less Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO (Neil M. Koehler)
2020	$531,297	$–	$522,752	$–	$–	$1,054,049

(a)	The reported values of equity awards in the tables above are the total grant date fair values of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

The amounts deducted or added in calculating the equity award adjustments for Mr. McGregor are as follows. Mr. McGregor did not serve as our PEO for any period during 2020 through 2022.

Year	Year End Fair Value of Equity Awards (Bryon T. McGregor)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments (Bryon T. McGregor)
2024	$485,144	$(219,770)	$–	$(44,695)	$–	$–	$220,679
2023	$731,500	$(10,029)	$–	$(40,855)	$–	$–	$680,616

The amounts deducted or added in calculating the equity award adjustments for Mr. Kandris are as follows. Mr. Kandris did not serve as our PEO during 2024.

Year	Year End Fair Value of Equity Awards (Michael D. Kandris)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments (Michael D. Kandris)
2023	$931,000	$(28,081)	$–	$(114,399)	$–	$–	$788,520
2022	$368,554	$(159,360)	$–	$351,218	$–	$–	$560,412
2021	$592,780	$(77,500)	$–	$25,526	$–	$–	$540,806
2020	$1,357,500	$214,641	$–	$(21,190)	$–	$–	$1,550,951

The amounts deducted or added in calculating the equity award adjustments for Mr. Koehler are as follows. Mr. Koehler did not serve as our PEO for any period during 2021 through 2024.

Year	Year End Fair Value of Equity Awards (Neil M. Koehler)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments (Neil M. Koehler)
2020	$–	$–	$–	$522,752	$–	$–	$522,752

(c)	The amounts included in this column are the amounts reported, if any, in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for each applicable year. There were no such amounts for any applicable year, therefore we have excluded the “Change in Pension and Nonqualified Deferred Compensation” column from the Summary Compensation Table.

(d)	The total pension benefit adjustment amount for each applicable year for each of Messrs. McGregor, Kandris and Koehler was $0.00. We do not presently have, nor have we had in the past for any of the periods covered, any pension plans for the benefit of our PEOs or other NEOs.

[3]	The dollar amounts reported in column (d) represent the average of the amounts reported for our NEOs as a group (excluding Messrs. McGregor, Kandris and Koehler, who served as Chief Executive Officers or Co-Chief Executive Officers during the periods covered) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Messrs. McGregor, Kandris and Koehler for the applicable years during which they served as our PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Todd E. Benton, Robert R. Olander, Auste M. Graham and James R. Sneed; (ii) for 2023, Robert R. Olander, Auste M. Graham and James R. Sneed; (iii) for 2022, Bryon T. McGregor, Auste M. Graham, James R. Sneed and Christopher W. Wright; (iv) for 2021, Bryon T. McGregor, Christopher W. Wright, James R. Sneed and Paul P. Koehler; and (v) for 2020, Bryon T. McGregor and Christopher W. Wright. Mr. Wright, our former General Counsel, retired in May 2022 and Paul P. Koehler, or former Vice President of Corporate Development, retired in February 2021. The included averages are affected by the retirements of Messrs. Wright and Koehler in 2022 and 2021, respectively, resulting in compensation reported only for the periods through their respective dates of retirement, but in the case of Mr. Wright, also include his post-retirement compensation under a consulting arrangement for the remainder of 2022.
[4]	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Messrs. McGregor, Kandris and Koehler for the applicable years during which they served as our PEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year (excluding Messrs. McGregor, Kandris and Koehler for the applicable years during which they served as our PEO). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Messrs. McGregor, Kandris and Koehler for the applicable years during which they served as our PEO) for each year to determine the compensation actually paid to them, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Less Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$617,217	$(204,584)	71,870	$–	$–	$484,503
2023	$587,491	$(211,855)	$244,125	$–	$–	$619,761
2022	$632,267	$(268,947)	$211,687	$–	$–	$575,007
2021	$843,060	$(165,478)	$165,768	$–	$–	$843,350
2020	$473,486	$(61,921)	$657,797	$–	$–	$1,069,362

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$161,187	$(73,699)	$–	$(15,618)	$–	$–	$71,870
2023	$275,753	$(5,475)	$–	$(26,153)	$–	$–	$244,125
2022	$95,214	$(25,042)	$39,919	$101,596	$–	$–	$211,687
2021	$138,668	$(19,883)	$–	$46,983	$–	$–	$165,768
2020	$464,346	$214,641	$–	$(21,190)	$–	$–	$657,797

(b)	The total pension benefit adjustment amount for each applicable year for each of our NEOs was $0.00. We do not presently have, nor have we had in the past for any of the periods covered, any pension plans for the benefit of our NEOs.

[5]	Cumulative Total Shareholder Return, or TSR, is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment (which dividends totaled $0.00 for all periods), and the difference between our share price at the end of the measurement period and the beginning of the measurement period, by (ii) our share price at the beginning of the measurement period.

[6]	The peer group used for this purpose is The Nasdaq Clean Edge Green Energy Index, a published industry index.

[7]	The dollar amounts reported represent the amount of income (loss) available to common stockholders reflected in our audited financial statements for the applicable year.

[8]	Adjusted EBITDA is defined as unaudited consolidated net income or loss before interest expense, interest income, unrealized derivative gains and losses, acquisition-related expense, provision or benefit for income taxes, asset impairments, depreciation and amortization expense, and fair value adjustments. While we use various performance measures in our compensation program to evaluate performance, we have determined that Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. See Appendix C for a reconciliation of Adjusted EBITDA to consolidated net income (loss), its most directly comparable measure under generally accepted accounting principles.

Financial Performance Measure

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. The measures we use for both our short- and long-term incentive awards are selected based on our objective to incentivize our NEOs to increase the value of our company over both the short- and long-term.

Adjusted EBITDA is the primary financial performance measure we use to link executive compensation actually paid to our NEOs for the most recently completed fiscal year to our performance. Starting in 2024, we also began to use:

●	KPIs to link executive compensation actually paid to our NEOs to our performance under our annual cash incentive compensation plan; and

●	one or more financial performance measures to link executive compensation actually paid to our NEOs to our performance through performance-based equity incentive awards.

See “Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions for 2024 – Annual Cash Incentive Compensation” and “—Long-Term Equity Incentive Compensation – 2024 Performance-Based Equity Incentive Compensation Plan” above.

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. Although we use various subjective performance measures to align executive compensation with our performance, those measures are not presented in the Pay versus Performance table. The primary variables in year-over-year changes in executive compensation relative to our performance are:

●	Cash payments under our short-term cash incentive plan driven mainly by annual fluctuations in our Adjusted EBITDA compared to our threshold, targeted and maximum Adjusted EBITDA amounts established from time to time by our Compensation Committee; and

●	Grants of restricted stock under our long-term equity incentive plan, the value of which as of the grant date, upon vesting, and thereafter, is tied directly to the market price of our common stock.

In seeking to incentivize short-term performance, we directly align our compensation that is actually paid each year (as computed in accordance with Item 402(v) of Regulation S-K) with our Adjusted EBITDA and KPI performance measures. Compensation that is actually paid each year can vary significantly year-over-year due to fluctuations in our annual Adjusted EBITDA and, to a lesser extent, our KPIs.

In seeking to incentivize long-term performance, a portion of our equity incentive compensation awards are subject to time-based vesting and a portion of our equity incentive compensation awards are subject to performance-based vesting while also retaining time-based vesting. For 2024, time-vested awards were 70% of total awards and performance-based awards were 30% of total awards. Compensation actually paid for a particular year can vary significantly year-over-year due to the change in the market value of our stock and the corresponding impact on the value of prior years’ equity awards.

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between certain information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Messrs. McGregor and Kandris for the applicable years during which either of them served as our PEO, is, with the exception of 2023, generally aligned with our cumulative TSR over the period presented in the table. For 2023, Mr. McGregor received an additional award of restricted stock upon his elevation in mid-2023 to his position as our President and Chief Executive Officer, pushing his compensation higher for the year. Since Mr. Koehler’s compensation is included for only one year, we are unable to provide an analysis of the alignment of his compensation with our cumulative TSR over the five-year period.

The average amount of compensation actually paid to our NEOs as a group (excluding our PEOs for the years in which they served in that capacity) is also generally aligned with our cumulative TSR over the five-year period presented in the table.

The overall alignment of compensation actually paid with our cumulative TSR over the period presented is because a significant portion of the compensation actually paid to our PEOs for the applicable periods and the other NEOs (excluding our PEOs for the years in which they served in that capacity) is comprised of short-term cash incentive awards linked to our Adjusted EBITDA which we believe itself is directly and positively correlated with our stock price and therefore to our TSR, and also because a significant portion of the compensation actually paid to those persons is through equity awards the value of which are directly linked to our stock price and therefore to our TSR.

As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” for 2024, the targeted value of our short-term cash incentive compensation was between 60% and 80%, and the targeted value of our equity awards was between approximately 80% and 170%, in each case depending on the particular NEO, of base compensation awarded to our NEOs.

Compensation Actually Paid vs. Cumulative TSR
Compensation Actually Paid
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
Cumulative TSR
(value of initial $100 investment)
$800.00
$700.00
$600.00
$500.00
$400.00
$300.00
$200.00
$100.00
$735
$640
$343
$309
$140
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income (Loss)

As demonstrated by the following graph, the amount of compensation actually paid to Messrs. McGregor and Kandris for the relevant periods during which either of them served as our PEO, is, with the exception of 2020, somewhat aligned with our net income (loss) over the period presented in the table. For 2020, Mr. Kandris received an additional award of restricted stock upon his elevation in mid-2020 to the position of President and Chief Executive Officer, pushing his compensation significantly higher for the year. Since Mr. Koehler’s compensation is included for only one year, we are unable to provide an analysis of the alignment of his compensation with our net income (loss) over the five-year period.

The average amount of compensation actually paid to our NEOs as a group (excluding our PEOs for the years in which they served in that capacity) is, with the exception of 2020, somewhat aligned with our net income (loss) over the period presented in the table.

Mr. Kandris and our other NEOs received grants of equity in 2020 and their total compensation increased substantially due to the subsequent large increase in the market price of our common stock through year-end, neither of which recurred in similar magnitude in subsequent years. The substantial grant of equity in mid-2020 to Mr. Kandris was made in respect of his elevation to the position of Co-Chief Executive Officer and in anticipation of his impending status as our sole Chief Executive Officer, which occurred in the succeeding months, as well as Mr. Kandris’s key efforts in furtherance of the successful and timely pivot of our sole business focus away from renewable fuel toward specialty alcohols and essential ingredients during the coronavirus pandemic in the midst of a bleak market for transportation fuels.

Although we do not use net income (loss) as a performance measure in our overall executive compensation program, that metric is correlated to our primary financial performance measure, Adjusted EBITDA, which we do use when setting goals in our short-term incentive compensation plan and in making cash awards to our NEOs. As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” for 2024, the targeted value of our short-term incentive compensation was between approximately 60% and 80%, depending on the particular NEO, of base compensation awarded to our NEOs.

Compensation Actually Paid vs. Net Income (Loss)
Compensation Actually Paid
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
Net Income (Loss) (in millions)
$60,000
$45,000
$30,000
$15,000
$0
-$15,000
-$30,000
-$45,000
-$60,000
$(16,384)
$44,217
$(42,862)
$(29,270)
$(58,984)
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Net Income (Loss)

Compensation Actually Paid and Adjusted EBITDA

As demonstrated by the following graph, the amount of compensation actually paid to Messrs. McGregor and Kandris for the relevant periods during which either of them served as our PEO, and the average amount of compensation actually paid to our NEOs as a group (excluding our PEOs for the years in which they served in that capacity), is, with the exception of 2020, generally aligned with our Adjusted EBITDA over the period presented in the table.

Since Mr. Koehler’s compensation is included for only one year, we are unable to provide an analysis of the alignment of his compensation with our Adjusted EBITDA over the five-year period. As noted above, Mr. Kandris received a substantial grant of equity in mid-2020, the value of which increased significantly due to the large increase in the price of our common stock through year-end. This grant of equity elevated Mr. Kandris’s compensation for 2020 to an unusually high level and reduced the alignment of his compensation with our Adjusted EBITDA when compared with 2021.

While we use various financial and non-financial performance measures to evaluate performance for our compensation program, we have determined that Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by us to link compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance. We use Adjusted EBITDA as our primary financial performance measure when setting goals in our short-term incentive compensation plan and in determining cash awards to our NEOs.

As described in more detail in “Executive Compensation – Compensation Discussion and Analysis,” for 2024, the targeted value of our short-term incentive compensation was between approximately 60% and 80%, depending on the particular NEO, of base compensation awarded to our NEOs.

Compensation Actually Paid vs. Adjusted EBITDA
$2,250,000
$2,000,000
$1,750,000
$1,500,000
$1,250,000
$1,000,000
$750,000
$500,000
$250,000
$0
Compensation Actually Paid
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
Adjusted EBITDA (millions)
$53,948
$87,799
$(5,743)
$20,766
$(8,531)
2020
2021
2022
2023
2024
PEO
Average for Non-PEO NEOs
Adjusted EBITDA

Our Cumulative TSR and Peer Group Cumulative TSR

As demonstrated by the following graph, our cumulative TSR was $140 while the cumulative TSR of the peer group presented for this purpose, The Nasdaq Clean Edge Green Energy Index, was $42, in each case over the five-year period presented in the table. Our TSR outperformed the Index during the first year and remained higher than the Index during the succeeding four years presented in the table. We believe that our cumulative TSR outperformance compared to the Index represents our superior overall performance arising from the successful pivot of our sole business focus away from renewable fuel toward specialty alcohols and essential ingredients. For more information regarding our performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Certain Relationships and Related Transactions

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all members of our Board or the members of an appropriate independent committee of our Board. Under our written policies and procedures, the Board, or an appropriate independent committee of our Board, is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and in which any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure required by Item 404(a) of Regulation S-K under the Securities Act or approval of the Board, or an independent committee of the Board, as required by applicable Nasdaq rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Alto Ingredients and our stockholders.

Other than as described below or elsewhere in this Proxy Statement, since January 1, 2023, there has not been a transaction or series of related transactions to which Alto Ingredients was or is a party involving an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. The below transactions were separately ratified and/or approved by our Board or an appropriate independent committee of our Board.

Certain Relationships and Related Transactions

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Executive Compensation and Related Information.” In addition, we have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Executive Officers

On March 31, 2025, we made the following grants of restricted common stock to our executive officers in consideration of services to be provided, which shares vest 33% on April 1, 2026, 33% on April 1, 2027 and 34% on April 1, 2028, and which shares have the grant date fair value stated below:

●	Bryon T. McGregor was granted 155,500 shares valued at $177,270.

●	Todd E. Benton was granted 55,500 shares valued at $63,270.

●	Robert R. Olander was granted 55,500 shares valued at $63,270.

●	Auste M. Graham was granted 47,834 shares valued at $54,531.

●	James R. Sneed was granted 47,834 shares valued at $54,531.

Lyles United, LLC

On March 27, 2008, we sold to Lyles United, LLC an aggregate of 2,051,282 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 58,608 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 29,304 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $40,000,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.06.

For the years ended December 31, 2024 and 2023, we accrued and paid cash dividends in the amount of $701,917 and $700,000, respectively, attributable to shares of Series B Preferred Stock held by Lyles United, LLC.

Neil M. Koehler

On May 20, 2008, we sold to Neil M. Koehler, 256,410 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 7,326 shares of our common stock based on an initial preferred-to-common stock conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 3,663 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $5,000,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.06.

For the years ended December 31, 2024 and 2023, we accrued and paid cash dividends in the amount of $350,958 and $350,000, respectively, attributable to shares of Series B Preferred Stock held by Mr. Koehler.

SCF Investments LLC and the Greinke Trust

The Greinke Personal Living Trust Dated April 20, 1999 (the “Greinke Trust”) acquired shares of Series B Preferred Stock from Lyles United, LLC in December 2009. SCF Investments LLC acquired shares of Series B Preferred Stock from the Greinke Trust in January 2021. The preferred-to-common conversion ratio of the Series B Preferred Stock is approximately 1-for-1.06.

For the years ended December 31, 2024 and 2023, we accrued and paid cash dividends in the amount of $116,589 and $116,271, respectively, attributable to shares of Series B Preferred Stock held by SCF Investments LLC.

Other Information

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders (other than a proposal for director nomination) that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than January 7, 2026 to be considered for inclusion in our proxy materials relating to our next annual meeting. Such proposals shall be addressed to our corporate Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554 and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Stockholder nominations of persons for election to our Board, or proposals by stockholders that are not intended for inclusion in our proxy materials, may be made by any stockholder who timely and completely complies with the advance notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, stockholder nominations of persons for election to our Board, or proposals not intended for inclusion in our proxy materials, must be delivered to our Secretary at our Pekin, Illinois corporate headquarters not later than:

●	In the case of an annual meeting, not later than the close of business on the 90th day (March 27, 2026 for our 2026 annual meeting) and not earlier than the close of business on the 120th day (February 25, 2026 for our 2026 annual meeting), in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting. However, with respect to any other annual meeting of stockholders, not later than the close of business on the 10th day following the date of public disclosure of the date of such meeting.

●	In the case of a special meeting, not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of public disclosure of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The Nasdaq Capital Market under the symbol “ALTO.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2024 has been provided or made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials. Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2024 will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554, Attention: Investor Relations, telephone (833) 710-ALTO. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.

APPENDIX A

LIST OF COMPANIES INCLUDED IN
THIRD-PARTY SURVEY DATA

Korn Ferry Benchmark Database Executive Compensation Survey

Company
3M Company
ABBYY
Acerinox SA
AdvanSix
Agrana
Air Products & Chemicals
Albaugh
Albemarle Corporation
Amcor Limited - Rigid Plastics
Amsted Industries, Inc. - Amsted Rail
Amsted Industries, Inc. - Baltimore Aircoil
Amsted Industries, Inc. - Burgess Norton
Amsted Industries, Inc. - Consolidated Metco Inc.
Amsted Industries, Inc. - Corporate
Amsted Industries, Inc. - Means Industries, Inc.
AOC Aliancys
Apple, Inc.
Arcor
Ardent Mills LLC
Arkema
Armacell
AutoZone - ALLDATA
AVX Corporation
Bacardi Limited - Bacardi USA
Barilla Pasta US
BASF SE
Beam Suntory
Beneo
BICS
Bostik
Boston Beer Company, The
Bourns, Inc.
Brake Parts, Inc.
Cabot

Calgon Carbon
Campari America
Carus Chemical
Caterpillar
Clayton Homes
Coca-Cola
Colgate-Palmolive Company
Comet
Compass Mineral Group
Constellation Brands
Coty Inc.
Covestro
CSW Industrials
Daikin America
Danfoss US
Dart Container
Dawn Food Products, Inc.
Deere & Company
Delicato Family Vineyards
Diageo North America
Distell Ltd
dorma+kaba Holding AG
DSM Dyneema LLC
DSM Inc - Desotech
DSM Nutritional Products, Inc.
DuPont
Dymax
Dyno Nobel
Eastman Chemical
Eaton
Edrington Group USA
ELG Utica Alloys, Inc.
Elkem Silicones USA Corporation
Elliott Company
Emerald Performance Materials
EnerSys Inc.
Evonik Degussa Corporation
Fannie May Confections Brand
Ferrara Candy
Ferrero USA
FICOSA INTERNATIONAL
Fitesa Simpsonville

Flint Hills Resources
FN America, LLC
Fortune Brands - Future Brands
Franklin International
Fritz Egger GmbH & Co. OG
Gentherm
Gerdau AmeriSteel Corporation
Ghirardelli Chocolate
Gibraltar Industries, Inc.
Gibraltar Industries, Inc. - AMICO
Gibraltar Industries, Inc. - Rough Brothers Inc.
Griffith Foods
H.B. Fuller Company
Hain Celestial Group, The
Heaven Hill Distilleries
Heineken International
Hendrix Genetics
Herr Foods Inc.
Hilti - US
Hormel Foods
HP Hood
Huhtamaki
Huntsman - Advanced Materials
Huntsman - Performance Products
Huntsman - Polyurethanes
Huntsman - Textile Effects
Huntsman Corporation
Illinois Tool Works Inc.
Iluka Resources
Imdex
Ingevity Corporation
Innophos, Inc.
Inolex Chemicals
itext software
Japan Tobacco - JT International USA
John I. Haas
Johnson Matthey
Kelvion Holding GmbH
Kemin
Kimberly-Clark
Kloeckner Pentaplast GmbH
Knorr-Bremse AG - Bendix

Komatsu Mining Corp. Group
Koninklijke Vopak
L’Oreal USA -- SalonCentric
Lafarge Corporation
Lantmannen
Lavazza Premium Coffees
Lhoist North America
Linde Plc
Lindt and Sprungli
LiquidPower Specialty Products Inc.
Little Potato Company, The
Louis Dreyfus Company LLC
Lubrizol
LVMH Moet Hennessy Louis Vuitton - Moet Hennessy USA
LyondellBasell North America - Lyondell
Mars, Incorporated
Mast-Jagermeister US
Maxim Integrated Products
McCormick & Company
Merisant
Mitsubishi International
Momentive Performance Materials
MonoSol
Moog
Mosaic Company, The
N.S. International, Ltd.
Nature Works
Neapco Holdings LLC
Nevada Gold Mines
NewMarket Corporation - Afton Chemical
Nitto Americas Inc
NKT Photonics
NOVA Chemicals
Nutreco Holding - Trouw Nutrition USA
Occidental Petroleum - Occidental Chemical
OCI Alabama LLC
OCI Enterprises Inc.
Olin Corporation
Ornua USA
Outokumpu Stainless
Packsize LLC
Performance Contracting Group

Pernod Ricard SA - Pernod Ricard USA
Peroxychem LLC
Peugeot Citroen
Philip Morris United States of America
Plastic Omnium
Prayon, Inc.
Procter & Gamble Company, The
RÃoTGERS Holding Germany GmbH
Recticel - Flexible Foams - US - Deer Park
Recticel - Flexible Foams - US - Irvine
Remy Cointreau USA
RING Container Technologies
Ring Container Technologies - Rapac
Royal DSM N.V.
Samuel, Son & Co., Limited
Santen Pharmaceutical
Saudi Basic Industries Corporation (SABIC)
Sazerac Company
Schweitzer Engineering Laboratories
Shiseido Co., Ltd
SHV Holdings - Eriks
Siegwerk
Siemens Corporation
Sierra Nevada Brewing Co.
Sika AG
Sojitz Corporation of America
Solvay America
Sonoco Products
Spartan Light Metal Products
Stepan Company
Stork B.V.
Stryker
Subaru of Indiana Automotive Inc
Sumitomo SHI FW
T. Marzetti Company
Tech Data Corporation
Tekni-Plex
Tessenderlo
Toray Advanced Composites
Toyota Motor Engineering & Manufacturing North America
Toyota Motor North America - TABC
Toyota Motor North America - Toyota Logistics Service

Toyota Motor North America -Toyota Manufacturing Company
Toyota Motor Sales North America
Treasury Wine Estates
Trinseo
TSRC Corporation
Tumalum Lumber
Tyson Foods, Inc.
Umicore
Unifrax
Vaisala
Valvoline
Venator Materials
Verallia
W R Grace & Co
Wacker Chemie
WD-40 Company
Weber Metals, Inc.
WEG Electric Corp
WEG Group - Bluffton Motor Works
Westlake Chemical Corporation
Wika Instrument Corporation
William Grant & Sons
YCI Methanol
Zeon Chemicals
Zoltek Companies, Inc.

APPENDIX B

LIST OF COMPANIES INCLUDED IN

THIRD-PARTY SURVEY DATA

Pay Governance Benchmark Executive Compensation Survey

Company
Aemetis, Inc.
American Vanguard Corporation
Amyris, Inc.
Balchem Corporation
Calumet Specialty Products Partners
Clean Energy Fuels Corp.
Denbury Inc.
Ecovyst Inc.
Excelerate Energy, Inc.
Gevo, Inc.
Green Plains Inc.
Ingevity Corporation
Innospec Inc.
Koppers Holdings Inc.
Livent Corporation
MGP Ingredients, Inc.
New Fortress Energy Inc.
Rayonier Advanced Materials Inc.
Rex American Resources
Sensient Technologies Corporation
Talos Energy Inc.
Vertex Energy, Inc.

B-1

APPENDIX C

Reconciliation of Adjusted EBITDA
to Consolidated Net Income (Loss)

Use of Non-GAAP Financial Measure

Alto Ingredients, Inc. believes that certain financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations and therefore performance. Alto Ingredients uses Adjusted EBITDA as a non-GAAP financial measure in its annual cash incentive compensation plan. Alto Ingredients also uses Adjusted EBITDA as its Company-Selected Measure for its Pay versus Performance disclosures in this Proxy Statement.

A table is provided below to reconcile Adjusted EBITDA to consolidated net income (loss), its most directly comparable GAAP measure. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to consolidated net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of Alto Ingredients’ results as reported under GAAP.

Reconciliation of Adjusted EBITDA to Consolidated Net Income (Loss)

	Years Ended December 31,
(in thousands) (unaudited)	2024	2023	2022	2021	2020
Consolidated net income (loss)	$(58,984)	$(28,005)	$(41,597)	$46,082	$(15,116)
Adjustments:
Interest expense, net	7,644	7,425	1,827	3,587	17,943
Interest income	(689)	(854)	(510)	(730)	(768)
Unrealized derivative losses (gains)	(13,574)	9,679	4,017	10,999	(12,678)
Acquisition-related expense	7,701	2,800	3,500	—	—
Asset impairments	24,790	6,544	—	3,100	24,356
Fair value adjustments	—	—	—	—	9,959
Provision (benefit) for income taxes	173	97	1,925	1,469	(17)
Depreciation and amortization expense	24,408	23,080	25,095	23,292	30,269
Total adjustments	50,453	48,771	35,854	41,717	69,064
Adjusted EBITDA	$(8,531)	$20,766	$(5,743)	$87,799	$53,948

C-1